                                                                   EXHIBIT 10.14


                              AMENDED AND RESTATED



                            STOCK PURCHASE AGREEMENT


                                  by and among


                      MR SERVICES ACQUISITION CORPORATION,

                                    as Buyer,


                        AMR SERVICES HOLDING CORPORATION,

                                   as Seller,



                                       and


                                AMR CORPORATION,

                                 Seller's Parent



                            Dated: December 23, 1998



                                TABLE OF CONTENTS

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1.     Definitions..........................................................................................      1

2.     Sale and Transfer of Shares; Closing.................................................................     13

       a.    Shares.........................................................................................     13
       b.    Purchase Price.................................................................................     13
       c.    Closing........................................................................................     13
       d.    Closing Obligations............................................................................     13
       e.    Adjustment Procedure...........................................................................     14
       f.    Deferred Payment Amount Procedure..............................................................     15
       g.    Escrow.........................................................................................     17

3.     Representations and Warranties of Seller.............................................................     17

       a.    Organization and Good Standing.................................................................     17
       b.    Authority; No Conflict.........................................................................     17
       c.    Capitalization.................................................................................     19
       d.    Financial Statements...........................................................................     19
       e.    Books of Account...............................................................................     20
       f.    Title to Properties, Encumbrances..............................................................     20
       g.    No Undisclosed Liabilities.....................................................................     22
       h.    Taxes..........................................................................................     22
       i.    Compliance with Legal Requirements; Governmental Authorizations................................     23
       j.    Legal Proceedings; Orders......................................................................     25
       k.    Absence of Certain Changes and Events..........................................................     26
       l.    Contracts; No Defaults.........................................................................     27
       m.    Environmental Matters..........................................................................     28
       n.    Employees......................................................................................     29
       o.    Labor Relations; Compliance....................................................................     30
       p.    Intellectual Property Assets...................................................................     30
       q.    Employee Benefit Matters.......................................................................     32
       r.    Brokers or Finders.............................................................................     34
       s.    Insurance......................................................................................     34
       t.    Transactions with the Seller and Seller's Parent...............................................     34
       u.    Tangible Property..............................................................................     34
       v.    Accounts and Notes Receivable..................................................................     35
       w.    Computer Systems; Year 2000; Euro..............................................................     35
       x.    Foreign Corrupt Practices Act..................................................................     35
       y.    Extended Contracts.............................................................................     36


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
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4.     Representations and Warranties of Buyer..............................................................     36

       a.    Organization and Good Standing.................................................................     36
       b.    Authority; No Conflict.........................................................................     36
       c.    Investment.....................................................................................     37
       d.    Certain Proceedings............................................................................     37
       e.    Brokers or Finders.............................................................................     37
       f.    Funds Available................................................................................     37
       g.    No Additional Representations..................................................................     38
       h.    Support Services...............................................................................     38
       i.    Venture Capital Operating Company..............................................................     38

5.     Representations and Warranties of Seller's Parent....................................................     38

       a.    Organization and Good Standing.................................................................     39
       b.    Authority; No Conflict.........................................................................     39

6.     Covenants of Seller Prior to the Closing Date........................................................     40

       a     Access and Investigation.......................................................................     40
       b.    Operation of the Businesses of the Acquired Companies..........................................     40
       c.    Required Approvals.............................................................................     43
       d.    Notice of Developments.........................................................................     43
       e.    401(k) Plan Trust-to-Trust Transfer............................................................     43
       f.    Best Reasonable Efforts........................................................................     44
       g.    Acquisition Proposals..........................................................................     44
       h.    Non-Competition................................................................................     45
       i.    Nonsolicitation................................................................................     46
       j.    Taxes..........................................................................................     46
       k.    Audit Consent..................................................................................     47
       l.    Insurance Claims...............................................................................     47
       m.    No Termination of Contract.....................................................................     47
       n.    Compliance.....................................................................................     47
       o.    Acquisition of SAP System......................................................................     47

7.     Covenants of Buyer Prior to the Closing Date.........................................................     48

       a.    Approvals......................................................................................     48
       b.    Releases of Seller and Affiliates..............................................................     48
       c.    Notifications..................................................................................     49
       d.    Best Reasonable Efforts........................................................................     49

8.     Covenants of Buyer Subsequent to the Closing Date....................................................     49

       a.    Post-Closing Access to Records.................................................................     49
       b.    No Use of Name and Cancellation of Registrations...............................................     49
       c.    Severance Amounts..............................................................................     50
       d.    One-Year Benefit Standstill....................................................................     50


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
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       e.    Reimbursement for Certain Intercompany Transactions and Employee Loans.........................     50
       f.    Pre-Closing Date Obligations...................................................................     51
       g.    Performance Bonus Plan.........................................................................     51
       h.    Workers Compensation Claims....................................................................     51

9.     Conditions Precedent to Buyer's Obligation to Close..................................................     51

       a.    Accuracy of Representations....................................................................     51
       b.    Seller's Performance...........................................................................     51
       c.    Consents.......................................................................................     52
       d.    Additional Documents...........................................................................     52
       e.    No Proceedings.................................................................................     52
       f.    Certificates...................................................................................     52
       g.    Resignations...................................................................................     52
       h.    Incumbency Certificates........................................................................     52
       i.    Opinion........................................................................................     52
       j.    Debt...........................................................................................     52
       k.    Financing......................................................................................     53
       l.    EBITDA.........................................................................................     53
       m.    Audit..........................................................................................     53
       n.    No Material Adverse Change.....................................................................     53
       o.    AA Agreement...................................................................................     53

10.    Conditions Precedent to Seller's Obligation to Close.................................................     53

       a.    Accuracy of Representations....................................................................     53
       b.    Buyer's Performance............................................................................     53
       c.    Consents.......................................................................................     54
       d.    Additional Documents...........................................................................     54
       e.    No Proceedings.................................................................................     54
       f.    Opinion........................................................................................     54

11.    Termination..........................................................................................     54

       a.    Termination Events.............................................................................     54
       b.    Effect of Termination..........................................................................     55
       c.    Limited Remedies of Buyer Upon Termination.....................................................     55

12.    Indemnification; Remedies............................................................................     56

       a.    Survival.......................................................................................     56
       b.    Indemnification and Payment of Damages by Seller and Seller's Parent...........................     56
       c.    Indemnification and Payment of Damages by Buyer................................................     57
       d.    Time Limitations...............................................................................     57
       e.    Environmental Indemnification..................................................................     58
       f.    Other Limitations..............................................................................     62
       g.    Procedure for Indemnification--Third Party Claims..............................................     63
       h.    Procedure for Indemnification--Other Claims....................................................     64
       i.    Exclusivity of Indemnification Provisions......................................................     64


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
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13.    Tax Matters..........................................................................................     65

       a.    Section 338(h)(10) Election....................................................................     65
       b.    Liability for Taxes............................................................................     66
       c.    Tax Returns....................................................................................     67
       d.    Tax Allocation Arrangements....................................................................     68
       e.    Tax Proceedings................................................................................     68
       f.    Cooperation and Exchange of Information........................................................     69
       g.    Treatment of Payments..........................................................................     70

14.    General Provisions...................................................................................     70

       a.    Expenses.......................................................................................     70
       b.    Public Announcements...........................................................................     70
       c.    Notices........................................................................................     70
       d.    Confidentiality................................................................................     71
       e.    Further Assurances.............................................................................     72
       f.    Waiver.........................................................................................     72
       g.    Entire Agreement and Modification..............................................................     72
       h.    Disclosure Schedules...........................................................................     72
       i.    Assignments, Successors, and No Third-Party Rights.............................................     72
       j.    Severability...................................................................................     73
       k.    Section Headings, Construction.................................................................     73
       l.    Governing Law; Venue...........................................................................     73
       m.    Counterparts...................................................................................     73
       n.    Transition Cooperation.........................................................................     73
       o.    Antitrust Notification.........................................................................     74
       p.    Confidentiality Agreements.....................................................................     74


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


                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


                  This Amended and Restated Stock Purchase Agreement (the "AGREEMENT") is made and entered into as of December 23, 1998, by and among MR Services Acquisition Corporation, a Delaware corporation ("BUYER"), AMR Services Holding Corporation, a Delaware corporation ("SELLER"), and AMR Corporation, a Delaware corporation and the parent of Seller ("SELLER'S PARENT").


                                    RECITALS

                  WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "SHARES") of capital stock of AMR Services Corporation, a Delaware corporation ("COMPANY"), for the consideration and on the terms set forth in this Agreement.

                  WHEREAS, Castle Harlan Partners III, L.P., a Delaware limited partnership and the parent of Buyer ("BUYER'S PARENT"), has executed and delivered to Seller a limited guaranty of Buyer's performance of Buyer's obligations under this Agreement from the date of this Agreement until the Closing Date (the "PERFORMANCE GUARANTY").


                                    AGREEMENT

                  The parties, intending to be legally bound, hereby agree as follows:

                  1. DEFINITIONS For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                           "ACCOUNTANT'S COMPUTATION" - as defined in Section
2.f.ii.

                           "ACCOUNTING REFEREE" - as defined in Section
13.c.iii.

                           "ACQUIRED COMPANIES" - the Company and its
Subsidiaries, and any other entities, collectively (whether in the form of partnerships, joint ventures or limited liability companies), in which the Company or any of its Subsidiaries has a voting interest excluding Cyclone Surface Cleaning, Inc. and AMR Combs, Inc. and its Subsidiaries), as detailed in
Section 3.a. of Seller's Disclosure Schedule.

                           "ACQUIRED GROUND HANDLING SUBSIDIARY" - as defined in
Section 6.h.iv.

                           "ACQUISITION DATE" - as defined in Section 6.h.iv.

                           "ACQUISITION PROPOSAL" - as defined in Section
6.g.ii.

                           "ACQUISITION TRANSACTION" - means any purchase of
assets or stock, merger, consolidation, code sharing, marketing alliance or other similar transaction.

                           "ACTUAL AMR REVENUES" - means the aggregate AMR
Revenues during the Revenue Period.

                           "ACTUAL PRE-CLOSING CAPITAL EXPENDITURES" - as
defined in Section 6.b.iii.(2).

                           "ADJUSTMENT AMOUNT" - an amount (which may be a
positive or negative number) equal to (a) the Working Capital of the Acquired Companies as of the Closing Date, but excluding accruals and reserves relating to taxes for any period ending on or prior to the Closing Date, to the extent Seller and not one of the Acquired Companies pays such taxes after the Closing Date, minus (b) $10,000,000. For the purpose of this Adjustment, the following revisions to the Working Capital as of the Closing Date as contained in the Working Capital Statement will be made, if appropriate:

                           a. if awards have been paid under the 1998 IC Plan,
then the cost of those awards will be subtracted from the Working Capital as of the Closing Date,

                           b. if the portion of the allowance for doubtful
accounts on the Interim Balance Sheet related to the disputed Company billings to the Port Authority of New York and New Jersey ($388,000) has been removed from the allowance, then the amount of the allowance ($388,000) will be subtracted from the Working Capital as of the Closing Date, to the extent the associated receivable has not also been removed from the books,

                           c. if the note payable associated with the Cyclone
Surface Cleaning, Inc. stock option and exclusive license agreement remains unpaid as of the Closing Date but is not reflected in the Working Capital, then the amount of the note will be subtracted from the Working Capital as of the Closing Date, and

                           d. if the worker's compensation liability or a
portion thereof is reclassified to non-current liabilities, then the amount reflected in non-current liabilities will be subtracted from Working Capital as of the Closing Date.

                           "AFFILIATE" - has the meaning set forth in Rule 405
of the regulations promulgated under the Securities Act.

                           "AGGREGATE CAPITAL BUDGET" - as defined in Section
6.b.iii.(2).

                           "AGS" - as defined in Section 6.h.iii.

                           "AMR-CONTROLLED AIRLINE" - as defined in Section
6.h.i.

                           "AMR GROUP" - as defined in Section 3.h.i.


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


                           "AMR REVENUES" - means revenues of the Company
generated from services provided to and goods sold to the Seller's Parent and its Consolidated Subsidiaries during the relevant period(s) as determined in accordance with GAAP.

                           "AMT CREDIT CARRYOVER" - as defined in Section
13.b.v.

                           "APPLICABLE CONTRACT" - any Contract (a) under which
any Acquired Company may be entitled to receive revenues of more than $100,000 in any calendar year, (b) under which any Acquired Company may become subject to any obligation to pay a liability of more than $100,000 in any calendar year,
(c) by which assets owned by any Acquired Company having a net book value of at least $100,000 are bound, (d) under which any Acquired Company is restricted from (i) competing with third parties, (ii) entering into agreements with any other party, or (iii) acting in a manner which is in the Ordinary Course of Business, or (e) under which, to the Knowledge of Seller, the Seller or any of its Affiliates is a party and that relates to the confidentiality of matters or information pertaining to the proposed sale of Shares.

                           "APPRAISER" - as defined in Section 13.a.

                           "ASM" - means one aircraft passenger seat flown one
mile. For purposes of calculating the Baseline Revenues, all ASMs of American Airlines, Inc., American Eagle Airlines, Inc. and any other airline that is a Consolidated Subsidiary of Seller's Parent shall be aggregated.

                           "AVIATION LIABILITY INSURANCE POLICY" - means the
insurance policy identified as item No.7 in Section 3.s. of Seller's Disclosure Schedule.

                           "BALANCE SHEET" - as defined in Section 3.d.

                           "BASE AMOUNT" - equals $10 million.

                           "BASELINE PERIOD" - means the period from January 1,
1999 through December 31, 2008.

                           "BASELINE REVENUES" - means the hypothetical
cumulative AMR revenues over the Baseline Period calculated in accordance with Exhibit "D". In the case of services that are terminated by (i) the Seller's Parent or any Consolidated Subsidiary for default by the Company or (ii) by the Company other than for default by Seller's Parent or any Subsidiary, there shall be subtracted from 1998 AMR Revenues any revenues earned by and paid to the Company for the terminated services in 1998.

                           "BEST REASONABLE EFFORTS" - the reasonable efforts
that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as reasonably expeditiously as possible; provided, however, that an obligation to use Best Reasonable Efforts under this Agreement does not require the Person subject to that obligation to take actions that would materially and adversely impact the benefits to such Person of this Agreement and the Contemplated Transactions or to expend a material amount of funds.


                                      -3-
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                           "BREACH" - a "Breach" of a representation, warranty,
covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or a breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

                           "BUSINESS" - all businesses of the Acquired Companies
as currently conducted by the Acquired Companies, including, without limitation, the provision of cargo handling, passenger, ramp and technical services to aircraft.

                           "BUSINESS DAY" - a day other than a Saturday or
Sunday on which trading occurs on the New York Stock Exchange.

                           "BUYER" - as defined in the first paragraph of this
Agreement.

                           "BUYER INDEMNIFIED PERSONS" - as defined in Section
12.b.

                           "BUYER'S ACCOUNTANTS" - as defined in Section 2.e.i.

                           "BUYER'S 401(k) PLAN" - as defined in Section 6.e.

                           "BUYER'S PARENT" - as defined in the Recitals of this
Agreement.

                           "CAPITAL EXPENDITURE NOTICE" - as defined in Section
6.b.iii.(2).

                           "CAPITAL EXPENDITURE SHORTFALL AMOUNT" - as defined
in Section 6.b.iii.

                           "CAPITAL EXPENDITURE SURPLUS AMOUNT" - as defined in
Section 6.b.iii.(1).

                           "CAPITAL IMPROVEMENT" - as defined in Section
6.b.iii.

                           "CERCLA" - as defined in the definition of
Environmental Law.

                           "CLAIM" - any complaint, summons, citation, notice,
directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication asserting or alleging liability.

                           "CLOSING" - as defined in Section 2.c.

                           "CLOSING DATE" - the date and time as of which the
Closing actually takes place.

                           "CODE" - the Internal Revenue Code of 1986, as
amended, or any successor law.


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


                           "COMPANY" - as defined in the Recitals of this
Agreement.

                           "COMPUTER SYSTEM" - as defined in Section 3.w.i.

                           "CONFIDENTIALITY AGREEMENT" - as defined in Section
14.d.

                           "CONSENT" - any approval, consent, ratification,
waiver, or other authorization (including any Governmental Authorization).

                           "CONSENT DEADLINE" - as defined in Section 2.g.

                           "CONSOLIDATED SUBSIDIARY" - means any Subsidiary of
Seller's Parent whose results are consolidated in the financial statements of Seller's Parent.

                           "CONTEMPLATED TRANSACTIONS" - all of the transactions
contemplated by this Agreement, including, without limitation:

                           a. the sale of the Shares by Seller to Buyer;

                           b. the execution, delivery, and performance of this
Agreement, the Technical Services Agreement, License Agreement and the Performance Guaranty; and

                           c. the performance by the parties of their respective
covenants and obligations under this Agreement.

                           "CONTRACT" - any agreement, contract, obligation,
promise, or undertaking (whether written or oral and whether express or implied) that is reasonably expected to be legally binding.

                           "CONTROLLER'S MANUAL" - the AMR Services Accounting
Policies and Procedures Manual containing the policies and procedures which have been in effect since at least January 1, 1995, and utilized by the Acquired Companies in connection with the preparation of financial information, including unaudited financial statements and Seller's Parent's audited financial statements.

                           "COPYRIGHTS" - as defined in Section 3.p.i.(3).

                           "DALFORT MERGER AGREEMENT" - as defined in Section
3.k.x. of Seller's Disclosure Schedule.

                           "DAMAGES" - as defined in Section 12.b.

                           "DEBT COMMITMENT LETTER" - as defined in Section 4.f.

                           "DEFERRED PAYMENT AMOUNT" - as defined in Section
2.f.ii.


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                           "DEFERRED PAYMENT INTEREST" - means simple interest
on the Base Amount or any portion thereof at a rate equal to 0.25% above the rate of interest, as of the Closing Date, payable on the most subordinated third-party indebtedness of the Buyer utilized in financing the Contemplated Transactions.

                           "DISCLOSING PARTY" - as defined in Section 14.d.

                           "DOJ" - as defined in Section 14.o.

                           "EMPLOYEE PLANS" - as defined in Section 3.q.i.

                           "EMPLOYEES" - means all persons employed by any of
the Acquired Companies as of the specific time referenced, but with respect to the time period prior to Closing, shall not include Transferred Employees.

                           "ENCUMBRANCE" - any charge, claim, community property
interest, condition, equitable interest, lien, option, pledge, security interest, preemptive right, right of first refusal, or restriction of any kind (other than restrictions on transfers imposed by Securities Laws); including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                           "ENVIRONMENT" - soil, land surface or subsurface
strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                           "ENVIRONMENTAL CLAIM" - any Claim from any
Governmental Body or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Acquired Companies or any predecessor in interest of any asset or property of the Acquired Companies; (ii) from adjoining properties or businesses; or (iii) from or onto any facility which received Hazardous Materials generated by the Acquired Companies or any prior owner of a Facility.

                           "ENVIRONMENTAL LAWS" - all Legal Requirements under
the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), the Resources Conservation and Recover Act, 42 U.S.C. 6901 et seq., as amended, the Clean Air Act,
42 U.S.C. 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. 1251 et seq., as amended, the Occupational Safety and Health Act, 29 U.S.C. 655 et seq., and any other international, federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for the protection of health, safety and the Environment.

                           "ENVIRONMENTAL LIABILITIES" - all monetary
obligations, losses, liabilities (including strict liability), damages, punitive damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any Governmental Body or any third party which relate to any violations of Environmental Laws, Remedial Actions or Releases of Hazardous Materials from or onto (i) any Facility, even to the extent owned by a predecessor in interest thereof, or (ii) any facility which received Hazardous Materials generated by the Company or any of its Subsidiaries or any prior owner of a Facility.

                           "ENVIRONMENTAL REPORTS" - as defined in Section
3.m.iv.

                           "EQUITY COMMITMENT LETTER" - as defined in Section
4.f.

                           "ERISA" - the Employee Retirement Income Security Act
of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                           "ESCROW ACCOUNT" - as defined in Section 2.g.

                           "ESCROW AMOUNT" - as defined in Section 2.g.

                           "ESCROW SPREAD RATE" - means the difference between
(i) the rate of interest, as of the Closing Date, payable on the most subordinated indebtedness of the Buyer from a non-Affiliate of Buyer utilized in financing the Contemplated Transactions, and (ii) the rate of interest or earnings paid on the Escrow Account.

                           "EXTENDED CONTRACTS" - has the meaning set forth in
the Umbrella Amendment.

                           "FAA" - as defined in Section 3.i.iii.

                           "FCPA" - as defined in Section 3.x.

                           "FACILITIES" - any real property, leaseholds, or
similar interests currently or formerly owned, leased or operated by any Acquired Company and any buildings, plants, structures, or equipment located thereon.

                           "FINAL ACCOUNTANT'S COMPUTATION" - as defined in
Section 2.f.iv.

                           "FIVE-YEAR PERIOD" - as defined in Section 6.h.

                           "FOREIGN EMPLOYEE PLAN" - as defined in Section
3.q.viii.

                           "FTC" - as defined in Section 14.o.

                           "GAAP" - means United States generally accepted
accounting principles as in effect from time to time applied on a consistent basis.

                           "GOVERNMENTAL AUTHORIZATION" - any approval, consent,
license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                           "GOVERNMENTAL BODY" - any nation, state, county,
city, town, village, district, or other government or jurisdiction of any nature or any governmental, regulatory or quasi-governmental body, including airport authorities, acting thereunder in each case with jurisdiction over any of the Acquired Companies.

                           "GROUND HANDLING SERVICES" - as defined in Section
6.h.

                           "HAZARDOUS MATERIAL" - means "hazardous substance,"
"pollutant or contaminant," and "petroleum" and "natural gas liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated under Environmental Laws because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, and radioactive materials.

                           "HSR ACT" - the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                           "IC PLAN" - as defined in Section 8.g.

                           "INDEMNIFIED PARTY" - as defined in Section 13.f.

                           "INDEMNIFYING PARTY" - as defined in Section 13.f.

                           "INTELLECTUAL PROPERTY" - as defined in Section
3.p.i.

                           "INTELLECTUAL PROPERTY ASSETS" - as defined in
Section 3.p.i.

                           "INTERCOMPANY TRANSACTIONS" - those transactions
among Seller, Seller's Parent, the Acquired Companies and their respective Affiliates described in Section 6.b.i. and 6.b.ii. of Seller's Disclosure Schedule which will be consummated prior to or as of the Closing Date.

                           "INTERIM BALANCE SHEET" - as defined in Section 3.d.

                           "IRS" - the United States Internal Revenue Service or
any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                           "KNOWLEDGE" - an individual will be deemed to have
"Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter after inquiry. For the purpose of this definition, "inquiry" shall mean a complete review and discussion of this Agreement, the Disclosure Schedules and the agreements attached hereto. Seller shall only be deemed to have "Knowledge" of a particular fact or other matter if any of Peter Pappas, Joseph Reedy, Gary Burtzlaff, William White, Jon Weaver, John Vittas, Lauri

Curtis, Otto Grunow, Jim Gunn, Tom Zelewski, Jim Enright, or Jeff Wier has Knowledge of such fact or matter. Buyer shall only be deemed to have "Knowledge" of a particular fact or other matter if Marcel Fournier, Kim Foerster, or Salvatore Calvino, as consultant, has Knowledge of such fact or matter. Any other Person (other than an individual) will only be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as Chief Executive Officer, President or Chief Financial Officer of such Person, as of the date hereof or as of the Closing Date, as the case may be, has Knowledge of such factor or other matter.

                           "LEASES" - as defined in Section 3.f.ii.

                           "LEGAL REQUIREMENT" - any federal, state, local,
municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, statute, or treaty of any Governmental Body.

                           "LICENSE AGREEMENT" - as defined in Section
2.d.i.(3).

                           "LOVE FIELD LEASE" - as defined in Section 3.k.x. of
Seller's Disclosure Schedule.

                           "MARKS" - as defined in Section 3.p.i.(1).

                           "MATERIAL ADVERSE CHANGE" - as defined in Section
9.n.

                           "MATERIAL ADVERSE EFFECT" - any single or series of
related violations, inaccuracies, breaches, defaults, failures to comply, changes in circumstance, losses, effects, facts, agreements, arrangements, commitments, understandings or obligations which, as a result of the occurrence or existence thereof, have a material adverse effect or material adverse impact on the financial condition, assets, or results of operations, as applicable of
(i) the Acquired Companies taken as a whole, (ii) Seller's Parent and Seller taken as a whole or (iii) any other Person(s) in question. However, a Material Adverse Effect, when used with respect to any Person(s), does not include a material adverse effect on the business, operations, properties, financial condition, assets or results of operations of such Person(s) to the extent it is caused by (i) one or more downturns in the economy or the securities markets in general, or (ii) one or more downturns in the industries in which the Person(s) operate.

                           "MCLA" - as defined in Section 6.h.iii.

                           "MONTHLY CAPITAL BUDGET" - as defined in Section
6.b.iii.(1).

                           "NON-MANDATORY CONSENT" - any Consent listed as such
in Part C of Section 10.c. of Seller's Disclosure Schedule.

                           "ORDER" - any award, decision, injunction, judgment,
order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                           "ORDINARY COURSE OF BUSINESS" - an action taken by a
Person will be deemed to have been taken in the "Ordinary Course of Business" if:

                           a. such action is taken in the ordinary course of the
normal operations of such Person;

                           b. such action is similar in nature and magnitude to
actions customarily taken in the ordinary course of the normal operations of such Person;

                           c. such action that is taken with the prior written
approval of Buyer; or

                           d. such action is listed in Seller's Disclosure
Schedule as considered to be in the Ordinary Course of Business.

                           "ORGANIZATIONAL DOCUMENTS" - (a) the articles or
certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, including, with respect to a limited liability company, its member or operating agreement; and (e) any amendment to any of the foregoing.

                           "OWNER" - as defined in the definition of Subsidiary.

                           "PATENTS" - as defined in Section 3.p.i.(2).

                           "PENSION PLAN" - as defined in Section 3.q.i.

                           "PERFORMANCE GUARANTY" - as defined in the Recitals
of this Agreement.

                           "PERSON" - any individual, corporation (including any
non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                           "PLAN ASSETS REGULATIONS" - as defined in Section
4.i.

                           "POST-CLOSING CONSENT" - as defined in Section 2.g.

                           "POST-CLOSING PERIOD" - as defined in Section
13.b.ii.

                           "PRE-CLOSING PERIOD" - as defined in Section 13.b.i.

                           "PROCEEDING" - any action, arbitration, audit,
hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                           "PROPRIETARY RIGHTS AGREEMENT" - as defined in
Section 3.n.

                           "PURCHASE PRICE" - as defined in Section 2.b.

                           "QUARTERLY REPORT" - as defined in Section
12.e.ii.(6).

                           "RAW" - as defined in Section 12.e.(ii)(6).

                           "RECEIVING PARTY" - as defined in Section 14.d.

                           "RECORDS" - as defined in Section 8.a.

                           "RELEASE" - any spilling, leaking, pumping, emitting,
emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discharging of barrels, containers or other closed receptacles containing Hazardous Materials) into the Environment.

                           "REMEDIAL ACTION" - all actions taken to correct,
remediate and resolve Covered Environmental Liabilities, including action, taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address any Environmental Liability or any Hazardous Materials in the Environment; (ii) prevent or minimize a Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                           "REPRESENTATIVE" - with respect to a particular
Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, financial advisors, financing sources and potential financing sources.

                           "RETURNS" - as defined in Section 3.h.ii.

                           "REVENUE PERIOD" - means the period commencing on the
first day of the first calendar month following the Closing Date and ending on the tenth (10th) anniversary thereof.

                           "SECTION 338(h)(10) ELECTION" - as defined in Section
13.a.

                           "SECURITIES ACT" - the Securities Act of 1933, as
amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                           "SELLER" - as defined in the first paragraph of this
Agreement.

                           "SELLER ENVIRONMENTAL LIABILITIES" - as defined in
Section 12.e.i.

                           "SELLER INDEMNIFIED PERSONS" - as defined in Section
12.c.

                           "SELLER'S ACCOUNTANTS" - as defined in Section 2.e.i.

                           "SELLER'S DISCLOSURE SCHEDULE" - the disclosure
schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

                           "SELLER'S PARENT" - as defined in the first paragraph
of this Agreement.

                           "SELLER'S PARENT'S 401(k) PLAN" - as defined in
Section 6.e.

                           "SHARES" - as defined in the Recitals of this
Agreement.

                           "STIPULATED CONSENT VALUE" - as defined in Section
2.g.

                           "SUBSIDIARY" - with respect to any Person ("OWNER"),
any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body are held by the Owner and/or one or more of its Subsidiaries; when used with respect to the Company, "Subsidiary" will include only those Subsidiaries with respect to which the Company is an Owner after giving effect to the consummation of the Intercompany Transactions; and when used without reference to a particular Person, "Subsidiary" means a Subsidiary with respect to which the Company is an Owner. For purposes of this definition, Cyclone Surface Cleaning, Inc. is not considered to be a Subsidiary.

                           "TAX ASSET" - as defined in Section 6.j.ii.

                           "TAXES" - as defined in Section 3.h.ii.

                           "TECHNICAL SERVICES AGREEMENT" - as defined in
Section 2.d.i.(2).

                           "THREATENED" - a Claim or Release will be deemed to
be "Threatened" if any demand or statement of such Claim or Release has been made in writing or any notice has been given in writing.

                           "THRESHOLD REVENUES" - means 85% of the Baseline
Revenues.

                           "TRADE SECRETS" - as defined in Section 3.p.i.(4).

                           "TRANSFERRED EMPLOYEES" - as defined in Section
6.b.ii.

                           "TREASURY REGULATIONS" - means a regulation issued by
the Treasury Department pursuant to the Code.

                           "UMBRELLA AMENDMENT" - as defined in Section 9.o.

                           "UNADJUSTED PURCHASE PRICE" - as defined in Section
2.b.

                           "WELFARE PLAN" - as defined in Section 3.q.i.

                           "WORKERS COMPENSATION ACCRUAL" - means $2,009,000.

                           "WORKING CAPITAL" - the amount remaining when the
current liabilities of the Acquired Companies are subtracted from the current assets of the Acquired Companies, as determined in accordance with GAAP, however, in no case will there be any reclassification (from the date of the Interim Balance Sheet) of assets or liabilities between the current and non-current categories.

                           "WORKING CAPITAL STATEMENT" - as defined in Section
2.e.i.

                  2. SALE AND TRANSFER OF SHARES; CLOSING.

                           a. Shares. Subject to the terms and conditions of
this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

                           b. Purchase Price. The consideration for the Shares
comprises (i) the amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00) (the "UNADJUSTED PURCHASE PRICE") minus any principal portion of the Escrow Amount, if any, returned to Buyer pursuant to Section 2.g. hereof, (ii) the Adjustment Amount (which can be a negative or positive amount), (iii) the Capital Expenditure Shortfall Amount or the Capital Expenditure Surplus Amount, as the case may be, and (iv) the Deferred Payment Amount.

                           c. Closing. The purchase and sale (the "CLOSING")
provided for in this Agreement will take place at the offices of Seller's counsel, as soon as practicable, but in no event later than the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Contemplated Transactions (other than conditions with respect to actions the respective parties will take at the Closing itself), or at such other place or time as agreed by the parties. Subject to the provisions of Section 11, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.c. will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                           d. Closing Obligations. At the Closing:

                                    i. Seller will deliver to Buyer:

                                            (1)      certificates representing
                                                     the Shares, duly endorsed
                                                     in blank (or accompanied by
                                                     duly executed stock
                                                     powers);

                                            (2)      a Technical Services
                                                     Agreement substantially in
                                                     the form of Exhibit
                                                     2.d.i.(2) executed by
                                                     Seller's Parent or any
                                                     other Affiliates of
                                                     Seller's Parent that are
                                                     designated by Seller's
                                                     Parent (the "TECHNICAL
                                                     SERVICES AGREEMENT");

                                            (3)      a License Agreement
                                                     substantially in the form
                                                     of Exhibit 2.d.i.(3)
                                                     executed by the parties
                                                     thereto (the "LICENSE
                                                     AGREEMENT"); and

                                            (4)      the legal opinion of
                                                     Seller's counsel
                                                     substantially in the form
                                                     of Exhibit 2.d.i.(4).

                                    ii. Buyer will deliver to Seller:

                                            (1)      the Unadjusted Purchase
                                                     Price less any Escrow
                                                     Amount in the form of a
                                                     wire transfer of
                                                     immediately available funds
                                                     delivered in accordance
                                                     with the instructions of
                                                     Seller;

                                            (2)      the Technical Services
                                                     Agreement executed by Buyer
                                                     and the Acquired Companies
                                                     specified therein;

                                            (3)      the License Agreement
                                                     executed by the parties
                                                     thereto;

                                            (4)      evidence of the deposit of
                                                     the Escrow Amount into the
                                                     Escrow Account; and

                                            (5)      the legal opinion of
                                                     Buyer's counsel
                                                     substantially in the form
                                                     of Exhibit 2.d.ii.(6).

                         e. Adjustment Procedure.

                                    i. Seller will cause Ernst & Young, L.L.P.
         ("SELLER'S ACCOUNTANTS") to audit the consolidated working capital statement of the Acquired Companies as of the Closing Date based on information provided by the Company, and provide a computation in accordance with GAAP of Working Capital as of the Closing Date (the "WORKING CAPITAL STATEMENT"). Seller will deliver the Working Capital Statement to Buyer within forty-five (45) days after the Closing Date, and Seller shall cause Seller's Accountants to give Buyer and Buyer's Accountants (defined below) access to Seller's Accountants and their workpapers in order to evaluate the Working Capital Statement. The Company shall, cooperate with Seller's Accountants in the preparation of the Working Capital Statement. If within thirty (30) days following delivery of the Working Capital Statement, Buyer has not given Seller notice of its objection to the Working Capital Statement (which notice must contain a detailed statement of the basis of Buyer's objection), then the Working Capital reflected in the Working Capital Statement will be used in computing the Adjustment Amount. If Buyer gives such notice of objection, then the issues in dispute will be submitted promptly to Seller's Accountants and PricewaterhouseCoopers, L.L.P., (the "BUYER'S ACCOUNTANTS"), for joint resolution. If issues in dispute are submitted to Seller's Accountants and Buyer's Accountants for resolution, then (i) each party will furnish to the accountants such workpapers and other documents and information relating to the disputed issues as the accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the accountants any material relating to the disputed issues and to discuss the disputed issues with the accountants; (ii) the determination by the accountants, as set forth in a notice delivered to all parties by the accountants within thirty (30) days of submission, will be binding and conclusive on all parties to this Agreement; and (iii) Buyer and Seller will each bear the cost of their own accountants for such determination. If the accountants are unable to resolve any such disputes, such accountants shall appoint a third firm of certified public accountants to resolve such disputes, and the determination of such third accounting firm shall be conclusive and binding on the parties. During the period from the Closing Date through the date of resolution of any dispute regarding the Working Capital Statement as contemplated by this Section 2.e.i., Buyer will also provide Seller and its Representatives reasonable access during normal business hours to the books, records, facilities and employees of the Acquired Companies for the purposes of preparing such Working Capital Statement and resolving any related dispute. Buyer and Seller will each bear 50% of the fees of the third firm of certified public accountants, if such accountants are retained pursuant hereto.

                                    ii. If the Adjustment Amount is greater than
         zero, Buyer will pay the Adjustment Amount to Seller, and if the Adjustment Amount is less than zero, Seller will pay the Adjustment Amount to Buyer. All payments will be made together with interest per annum at the prime rate as published in the Wall Street Journal on the Closing Date for the period beginning on the Closing Date and ending on the date of payment. Payments must be made by wire transfer of immediately available funds within two (2) Business Days after the final determination of the Adjustment Amount as provided herein.

                         f. Deferred Payment Amount Procedure

                                    i. Buyer shall pay any Deferred Payment
         Amount as calculated from the Final Accountant's Computation to Seller in immediately available funds and to such accounts as Seller will specify. Payment of all amounts under this section shall be subordinate and junior in right of payment to all obligations of the Company for borrowed money at the time of any such proposed payment other than obligations owed to Affiliates of the Company.

                                    ii. Within sixty (60) days following the end
         of the Revenue Period, Seller will report to Buyer the ASMs for each year in the revenue period based on Seller's Parent's public disclosure thereof. As soon as reasonably practicable following the end of the Revenue Period (but in no event later than the 90th day following the end of the Revenue Period), Buyer shall cause its Certified Public Accountants to prepare and deliver to Seller a computation ("Accountant's Computation") of the "DEFERRED PAYMENT AMOUNT" which shall equal:

                                            (1)      If the Actual AMR Revenues
                                                     equal or exceed the
                                                     Baseline Revenues, the Base
                                                     Amount plus Deferred
                                                     Payment Interest (to the
                                                     extent not previously paid)
                                                     for the period commencing
                                                     on the first day of the
                                                     Revenue Period and ending
                                                     on the date such Base
                                                     Amount is paid to Seller;

                                            (2)      If the Actual AMR Revenues
                                                     equal or exceed the
                                                     Threshold Revenues but are
                                                     less than the Baseline
                                                     Revenues, an amount equal
                                                     to (i) $666,666.66 plus
                                                     (ii) Deferred Payment
                                                     Interest (to the extent not
                                                     previously paid), for the
                                                     period commencing on the
                                                     first day of the Revenue
                                                     Period and ending on the
                                                     date such amount is paid to
                                                     Seller, for each percentage
                                                     point by which the Actual
                                                     AMR Revenues exceed the
                                                     Threshold Revenues (plus a
                                                     pro rata amount for each
                                                     partial percentage point);
                                                     or

                                            (3)      If the Actual AMR Revenues
                                                     are less than the Threshold
                                                     Revenues, $0.

                           Buyer shall have the option to pay Deferred Payment Interest in cash annually or have the Deferred Payment Interest accrue annually.

                                    iii. Upon receipt of the Accountant's
         Computation, Seller and its accountants shall have the right, during the succeeding thirty (30) day period, to examine, at Seller's expense, the Accountant's Computation and all records used to prepare such Accountant's Computation. Seller shall notify the Buyer in writing, on or before the last day of the thirty (30) day period, of any good faith objections to the Accountant's Computation, setting forth a detailed description of Seller's objections and the dollar amount of each such objection. If Seller does not deliver such notice within such thirty
         (30) day period, the Accountant's Computation shall be deemed to have been accepted by Seller and deemed to be the Final Accountant's Computation.

                                    iv. If Seller in good faith objects to the
         Accountant's Computation, Seller and Buyer shall attempt to resolve any such objections within ten (10) days of Buyer's receipt of the Seller's objections. If the parties agree upon the resolution of their dispute, such resolution shall be conclusive and binding upon the parties. If the parties are unable to resolve the matter within such ten (10) day period, then the parties shall submit such dispute for final resolution in accordance with the procedures set forth in Section 2.e.i. The Accountant's Computation after the acceptance thereof by Seller or the resolution of all disputes in connection therewith pursuant to Section 2.e.i. hereof is referred to herein as the "FINAL ACCOUNTANT'S COMPUTATION."

                           g. Escrow. If either party reasonably anticipates
that a Non-Mandatory Consent will not be obtained prior to Closing, then the parties will negotiate in good faith to enter into an escrow agreement to establish an escrow account (the "ESCROW ACCOUNT") with an escrow agent, all as mutually agreed between the parties. At Closing, Buyer shall deposit into the Escrow Account an amount equaling the value of each Non-Mandatory Consent, as stipulated in Part C of Section 10.c. of Seller's Disclosure Schedule (the "STIPULATED CONSENT VALUE"), that is not obtained by Seller prior to or on the Closing Date (the "ESCROW AMOUNT"). At any time after the Closing Date and prior to the end of the ninth full calendar month following the Closing Date (the "CONSENT DEADLINE"), if Seller obtains any Non-Mandatory Consent that Seller had not obtained prior to Closing (a "POST-CLOSING CONSENT"), then the Seller shall promptly provide to Buyer a copy (or other satisfactory evidence) of the obtained Post-Closing Consent. Within five (5) Business Days of Buyer's receipt of the copy (or other evidence) of the Post-Closing Consent, Buyer shall instruct the escrow agent to release from the Escrow Account that portion of the Escrow Amount that corresponds to the Stipulated Consent Value of the Post-Closing Consent, plus any interest accrued on such portion. The Escrow Account shall remain in place until the earlier of (i) the date on which all Post-Closing Consents have been obtained by Seller and (ii) the Consent Deadline. If on the Consent Deadline, Seller has not obtained all of the Post-Closing Consents, then Buyer may close the Escrow Account and retain any remaining portion of the Escrow Amount including interest on such remaining portion. If any Post-Closing Consents that are not obtained on or prior to the Closing Date are subsequently granted subject to a condition that would have a material adverse effect on the operations of the Acquired Company to which such Post-Closing Consent pertains, Buyer and Seller shall negotiate in good faith to determine an amount that reasonably compensates the Acquired Company for such material adverse effect. Such compensatory amount shall be deducted from the portion of the Escrow Amount to be disbursed to Seller and such deducted amount shall be released to Buyer.

                  3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer the following as set forth in this Section 3. No representations or warranties are made by Seller, any Acquired Company, any Affiliate (other than Seller's Parent as set forth in Section 5 hereof) or any Representative thereof in connection with the Contemplated Transactions, except as expressly set forth in this Section 3.

                           a. Organization and Good Standing. Except as set
forth in Seller's Disclosure Schedule, Seller and each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use, with such exceptions as would not individually or collectively have a Material Adverse Effect. Except as set forth in Seller's Disclosure Schedule, each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, save for such exceptions as would not individually or collectively have a Material Adverse Effect.

                           b. Authority; No Conflict.

                                    i. This Agreement constitutes the legal,
         valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law). Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action on the part of Seller.

                                    ii. Except as set forth in Seller's
         Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will:

                                            (1)      contravene or result in a
                                                     violation of any provision
                                                     of the Organizational
                                                     Documents of the Acquired
                                                     Companies;

                                            (2)      contravene, conflict with,
                                                     or result in a violation
                                                     of, or give any
                                                     Governmental Body the right
                                                     to challenge any of the
                                                     Contemplated Transactions
                                                     or to exercise any remedy
                                                     or obtain any relief under,
                                                     any Legal Requirement or
                                                     any Order to which any
                                                     Acquired Company or Seller,
                                                     or any of the assets owned
                                                     by any Acquired Company, is
                                                     subject;

                                            (3)      contravene or result in a
                                                     violation of any of the
                                                     terms or requirements of,
                                                     or give any Governmental
                                                     Body the right to revoke,
                                                     withdraw, suspend, cancel,
                                                     terminate, or modify, any
                                                     Governmental Authorization
                                                     that is held by any
                                                     Acquired Company;

                                            (4)      result in the imposition or
                                                     creation of any Encumbrance
                                                     upon or with respect to any
                                                     of the assets owned by any
                                                     Acquired Company;

                                            (5)      contravene, conflict with,
                                                     or result in a violation or
                                                     breach of any provision of,
                                                     or give any Person the
                                                     right to declare a default
                                                     or exercise any remedy
                                                     under, or to accelerate the
                                                     maturity or performance of,
                                                     or to cancel, terminate, or
                                                     modify, any Applicable
                                                     Contract; and

                                            (6)      require the Consent of any
                                                     Governmental Body.

                                    iii. Except as set forth in Seller's
         Disclosure Schedule, neither Seller nor any Acquired Company is or will be required to give any notice to or obtain any Consent or Governmental Authorizations from any Person in connection with the consummation or performance of any of the Contemplated Transactions.

                           c. Capitalization.

                                    i. The authorized capital stock of the
         Company consists of:

                               Shares of          Shares of
                              Authorized          Issued and
          Company            Common Stock      Outstanding Stock     Par Value
          -------            ------------      -----------------     ---------
          AMR Services
          Corporation           1,000               1,000              $1.00


The authorized capital stock of each of the Acquired Companies other than the Company is as set forth in Seller's Disclosure Schedule. Except as set forth in Seller's Disclosure Schedule, all of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Seller's Disclosure Schedule, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by Seller or one or more of the Acquired Companies, free and clear of all Encumbrances. Except as set forth on Seller's Disclosure Schedule, there are no warrants, options, convertible or exchangeable securities, preemptive rights or Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. Except as set forth on Seller's Disclosure Schedule, no Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business. Schedule 3.c. of Seller's Disclosure Schedule sets forth a list distinguishing each dormant and active Acquired Company.

                                    ii. Under consummation of the Contemplated
         Transactions, the Seller will transfer to the Buyer, and Buyer will have, good and valid title to, the Shares, free and clear of all Encumbrances (other than those that may be created by Buyer).

                           d. Financial Statements. Seller has delivered to
Buyer: (i) unaudited consolidated balance sheets of the Acquired Companies as of December 31 in each of 1995 and 1996, and the related unaudited consolidated statements of income and changes in stockholder's equity, for each of the fiscal years then ended, (ii) an unaudited consolidated balance sheet of the Acquired Companies as of December 31, 1997 (the "BALANCE SHEET"), and the related consolidated statements of income and changes in stockholder's equity, for the fiscal year then ended, and (iii) an unaudited consolidated balance sheet of the Acquired Companies as of September 30, 1998 (the "INTERIM BALANCE SHEET") and the related unaudited consolidated statement of income for the nine months then ended. Such financial statements were prepared in accordance with the procedures and principles set forth in the Controller's Manual on a basis consistent with the past preparation of prior financial statements. Such financial statements fairly present in all material respects the financial condition, results of operations and changes in stockholder's equity, as the case may be, of the Acquired Companies as of their respective dates and for the periods referred to in such financial statements, all in accordance with such Controller's Manual on a basis consistent with the past preparation of prior financial statements, subject, in the case of the interim financial statements specified above, to (i) normal recurring year-end adjustments (the effect of which will not have a Material Adverse Effect) and
(ii) the absence of notes.

                           e. Books of Account. The books of account of the
Acquired Companies, all of which have been made available to Buyer, are complete and correct in all respects, save for such exceptions as would not individually or collectively have a Material Adverse Effect, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls, save for such exceptions as would not individually or collectively have a Material Adverse Effect. Except for any item, the absence of which, individually or collectively, would not have a Material Adverse Effect: the minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Board of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of those books and records will be in the possession of the Acquired Companies.

                           f. Title to Properties, Encumbrances.

                                    i. The Acquired Companies own (with good and
         indefeasible title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected in the Balance Sheet and the Interim Balance Sheet (except in each case for assets held under capitalized leases and personal property and assets sold or otherwise disposed of since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business, as otherwise disclosed in Seller's Disclosure Schedule and properties and assets which may be transferred by the Acquired Companies on or prior to the Closing Date as part of the Intercompany Transactions), save for such exceptions as would not individually or collectively have a Material Adverse Effect. Except as set forth in Seller's Disclosure Schedule, all properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are held by an Acquired Company free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature, except, with respect to all such properties and assets (i) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, (ii) liens for current taxes not yet due (to the extent such liens have been accounted for in the Balance Sheet and the Interim Balance Sheet), (iii) with respect to real property, (1) imperfections of title, if any, none of which materially detracts from the value of the property subject thereto, and (2) zoning laws and other land use restrictions that do not materially impair the use of the property subject thereto and (iv) any such matters which would not individually or collectively have a Material Adverse Effect.

                                    ii. Seller's Disclosure Schedule contains a
         list of each real property lease that is material to the respective stations at which the Acquired Companies conduct operations, including any amendment, modification or supplement thereto (the "LEASES"). Seller has previously made available to Buyer true, correct and complete copies of the Leases. Except as set forth in Seller's Disclosure Schedule, the Acquired Companies have good and valid title to the leasehold estates conveyed under the Leases, free and clear of liens, except (i) liens shown on the Balance Sheet or the Interim Balance Sheet, (ii) liens for current taxes not yet due and payable,
         (iii) zoning, building and other similar governmental restrictions and liens imposed by operation of law (including without limitation mechanics', carriers', workmen's, repairmen's, landlord's or other similar liens arising from or incurred in the ordinary course of business and for which the underlying payments are not yet delinquent), and (iv) easements, covenants, encroachments, rights-of-way or other similar restrictions and imperfections of title, none of which items referred to in the foregoing clauses (iii) and (iv) materially impairs the use of the property subject thereto in the Business of the Acquired Companies as presently conducted. The Leases are valid and, to the Knowledge of Seller, in full force and effect and are binding and enforceable in accordance with their terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law). Except as set forth in Seller's Disclosure Schedule, the Acquired Companies are not in default with respect to any payment obligation under the Leases and, to the Knowledge of Seller, there are no other existing material defaults on the part of the Acquired Companies or any other party (including any landlord) with respect to the Leases. To the Knowledge of Seller, no event has occurred which (with or without notice, lapse of time or both) would constitute a material default on the part of the Acquired Companies or such other parties under the Leases. Except as set forth in Seller's Disclosure Schedule, the consummation of the contemplated transactions will not constitute a material default, or give rise to a right of termination, cancellation or acceleration of any right under, the Leases.

                                    iii. Except as set forth in Seller's
         Disclosure Schedule:

                                            (1)      the Acquired Companies have
                                                     received no notice, demand
                                                     or request from any
                                                     insurance company, any
                                                     board of fire underwriters
                                                     (or organization exercising
                                                     functions similar thereto)
                                                     or any Governmental Body or
                                                     any other Person requesting
                                                     the performance of any work
                                                     or alteration in respect to
                                                     the real property leased by
                                                     the Acquired Companies
                                                     under the Leases, save for
                                                     such
                                                     exceptions that would not
                                                     individually or
                                                     collectively have a
                                                     Material Adverse Effect;
                                                     and

                                            (2)      to the Knowledge of the
                                                     Seller, the real property
                                                     leased by the Acquired
                                                     Companies under the Leases
                                                     is in a state of working
                                                     condition and repair
                                                     (ordinary wear and tear and
                                                     refurbishing excepted).

                           g. No Undisclosed Liabilities. Except as set forth in
Seller's Disclosure Schedule or contemplated pursuant to the terms of this Agreement, on the Closing Date none of the Acquired Companies will have any liabilities of a type required to be set forth on the Balance Sheet or on the Interim Balance Sheet except for (i) liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet, (ii) liabilities incurred in the Ordinary Course of Business since the respective dates of such balance sheet, and (iii) liabilities that would not individually or collectively have a Material Adverse Effect.

                           h. Taxes.

                                    i. Except as set forth in Seller's
         Disclosure Schedule, the Company and any of its Subsidiaries incorporated under the laws of the United States of America have been included in the consolidated federal income tax returns of the affiliated group of which Seller's Parent is the common parent (the "AMR GROUP") at least since the taxable year beginning January 1, 1990 and continuing through the taxable year ending December 31, 1997, and will be included in the consolidated federal income tax returns of the AMR Group for all taxable periods through the Closing Date.

                                    ii. Except as set forth in Seller's
         Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect, (1) the Acquired Companies have timely filed or will timely file (or, where permitted or required, Seller's Parent has timely filed or will timely file) all returns, information returns and statements required to be filed by any of the Acquired Companies in respect of any Taxes for any period ending on or before the Closing Date (collectively, "RETURNS");
         (2) as of the time of the filing, the Returns correctly reflected (and, as to Returns not filed as of the date hereof, will correctly reflect) the Taxes payable by the Acquired Companies; (3) the Acquired Companies have withheld and paid over to the proper Governmental Body all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee or other persons; (4) all Taxes shown as due or payable on the Returns have been or will be paid at the time of filing thereof; (5) neither Seller's Parent nor, to the Knowledge of Seller, any of the Acquired Companies, has received or has Knowledge of any notice of deficiency or assessment or proposed deficiency or assessment which could affect the Tax liability of any of the Acquired Companies or its properties from any Governmental Body; (6) there are no outstanding agreements or waivers by, or with respect to, any of the Acquired Companies that extend the statutory period of limitations applicable to any Return or Tax; (7) there are no pending Tax claims, audits, proceedings or controversies involving or affecting the

         Tax liability of any of the Acquired Companies; (8) set forth on the Seller's Disclosure Schedule is a list of all federal income tax audits that have ended within three years of the date of this Agreement that resulted or could have resulted in adjustments to Taxes imposed upon the Acquired Companies; (9) no tax liens have been filed and no claims are being asserted with respect to any Taxes of the Company or any Subsidiary; (10) neither the Company nor any Subsidiary is a party to any agreement or understanding providing for the allocation or sharing of Taxes other than with respect to each other; (11) neither the Company nor any Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary and neither the Company nor any Subsidiary has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, except as set forth in Seller's Disclosure Schedule; (12) the acquisition of the stock of the Company will not be a factor causing any payments to be made by the Company or any Subsidiary to be nondeductible (in whole or in part) pursuant to
         Section 280G of the Code; (13) neither the Company nor any Subsidiary has filed with respect to any item a disclosure statement pursuant to
         Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes; and (14) no property of the Company or any Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code, and neither the Company nor any Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, except as set forth on Seller's Disclosure Schedule. For purposes of the Agreement "TAX" means any of the Taxes, and "Taxes" means any tax, including, without limitation, any income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium, property, stamp or other tax, duty or charge, together with any interest, any penalties, additions to such tax or additional amounts imposed by any Governmental Body (domestic or foreign).

                                    i. Compliance with Legal Requirements;
         Governmental Authorizations.

                                             (i) Except (a) for any
         noncompliance specifically covered by any other representation or warranty contained in this Section 3 (for example, Taxes, labor relations, Employee Plans and environmental matters) (it being the intention of the parties that any such noncompliance will be governed, if at all, by such other representations and warranties), (b) as set forth in Seller's Disclosure Schedule and (c) for such exceptions as would not individually or collectively have a Material Adverse Effect:

                                            (1)      each Acquired Company is,
                                                     and at all times since
                                                     January 1, 1995 has been,
                                                     in compliance with each
                                                     Legal Requirement that is
                                                     or was applicable to it or
                                                     to the conduct or operation
                                                     of its business or the
                                                     ownership of any of its
                                                     assets;

                                            (2)      no event has occurred or
                                                     circumstance exists that
                                                     (with or without notice or
                                                     lapse of time) (A) would
                                                     constitute or result in a
                                                     violation by any Acquired
                                                     Company of, or a failure on
                                                     the part of any Acquired
                                                     Company to comply with, any
                                                     Legal Requirement or (B)
                                                     would give rise to any
                                                     obligation on the part of
                                                     any Acquired Company to
                                                     undertake, or to bear all
                                                     or any material portion of
                                                     the cost of, any remedial
                                                     action under any Legal
                                                     Requirement;

                                            (3)      to the Knowledge of Seller,
                                                     neither Seller nor any of
                                                     the Acquired Companies has
                                                     received any written notice
                                                     or other communication from
                                                     any Governmental Body
                                                     regarding (A) any actual or
                                                     alleged violation of, or
                                                     failure to comply with, any
                                                     Legal Requirement by any
                                                     Acquired Company, or (B)
                                                     any actual or alleged
                                                     obligation on the part of
                                                     any Acquired Company to
                                                     undertake, or to bear all
                                                     or any portion of the cost
                                                     of, any remedial action
                                                     under any Legal
                                                     Requirement.

                                    ii. Except (a) for those Governmental
         Authorizations specifically covered by any other representation or warranty contained in this Section 3 (for example, Taxes and environmental matters) (it being the intention of the parties that such Governmental Authorizations will be governed, if at all, by any such other representations and warranties), (b) as set forth in Seller's Disclosure Schedule and (c) for such exceptions as would not individually or collectively have a Material Adverse Effect:

                                            (1)      Seller's Disclosure
                                                     Schedule contains a
                                                     complete and accurate list
                                                     of each Governmental
                                                     Authorization that is held
                                                     by any Acquired Company;

                                            (2)      Each Acquired Company holds
                                                     all Governmental
                                                     Authorizations required to
                                                     conduct the Business;

                                            (3)      each Acquired Company is in
                                                     compliance with all of the
                                                     terms and requirements of
                                                     each Governmental
                                                     Authorization identified in
                                                     Seller's Disclosure
                                                     Schedule;

                                            (4)      no event has occurred or
                                                     circumstance exists that
                                                     (A) constitutes a violation
                                                     of or a failure to comply
                                                     with any term or
                                                     requirement of any
                                                     Governmental Authorization
                                                     listed on Seller's
                                                     Disclosure

                                                     Schedule, or (B) could
                                                     reasonably be expected to
                                                     result in the revocation,
                                                     withdrawal, suspension,
                                                     cancellation, or
                                                     termination of any
                                                     Governmental Authorization
                                                     listed in Seller's
                                                     Disclosure Schedule; and

                                            (5)      to the Knowledge of Seller,
                                                     neither Seller nor any of
                                                     the Acquired Companies has
                                                     received any written notice
                                                     or other communication from
                                                     any Governmental Body
                                                     regarding (A) any actual or
                                                     alleged violation of, or
                                                     failure to comply with, any
                                                     Governmental Authorization,
                                                     or (B) any actual or
                                                     alleged revocation,
                                                     withdrawal, suspension,
                                                     cancellation, termination
                                                     of, or modification to any
                                                     Governmental Authorization.

                                    iii. Except as set forth in Seller's
         Disclosure Schedule, Seller and each Acquired Company does not have any pending formal or informal enforcement Proceedings that were initiated by the Federal Aviation Administration ("FAA") against any Acquired Company or any officers or employees (acting in their official capacity for any Acquired Company). The term "pending formal or informal enforcement Proceeding" includes (1) any Letter of Investigation, Notice of Proposed Civil Penalty, Notice of Proposed Certificate Action, Regional or National Aviation Safety Inspection Program Report, Certificate Suspension/Amendment/Revocation hearing before the National Transportation Safety Board, action by the U.S. Attorney's office for Civil Penalty or other similar action, (2) which alleges that any Acquired Company and/or its officers, agents or employees acting in their official capacity for any Acquired Company has violated 49
         USC Section 5101, 14 CFR Part 1, 49 CFR Part 171, or other statutes and regulations enforced by the FAA, and (3) which have not been closed. "Closing" includes all actions recorded in writing by the FAA and does not include matters resulting solely in an oral reprimand.

                           j. Legal Proceedings; Orders.

                                    i. Except as set forth in Seller's
         Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect, there is no pending Proceeding:

                                            (1)      that has been commenced
                                                     against any Acquired
                                                     Company; or

                                            (2)      that challenges or
                                                     prevents, delays, makes
                                                     illegal, or otherwise
                                                     interferes with, any of the
                                                     Contemplated Transactions.

                                    ii. Except as set forth in Seller's
         Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect:

                                            (1)      there is no Order to which
                                                     any of the Acquired
                                                     Companies, or any of the
                                                     assets owned, or to
                                                     Seller's Knowledge leased,
                                                     by any Acquired Company, is
                                                     subject;

                                            (2)      Seller is not subject to
                                                     any Order that affects any
                                                     of the assets owned, or to
                                                     Seller's Knowledge leased,
                                                     by any Acquired Company;
                                                     and

                                            (3)      each Acquired Company is in
                                                     compliance with each Order
                                                     to which it, or any of the
                                                     assets owned, or to
                                                     Seller's Knowledge leased,
                                                     by it, is subject.

                           k. Absence of Certain Changes and Events. Except as
set forth in Seller's Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect or have been approved by Buyer since the date of the Interim Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                                    i. change in any Acquired Company's
         authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; or purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock or amendment to the organizational documents of any Acquired Company;

                                    ii. payment or increase or proposed payment
         or increase by any Acquired Company of any bonuses, salaries, or other compensation to any officer of any Acquired Company or entry into any employment, severance, or similar Contract with any such person other than in the Ordinary Course of Business;

                                    iii. except for ordinary wear and tear,
         damage to or destruction or non-cash loss of any asset or property of any Acquired Company, not covered by insurance;

                                    iv. contract for, finance of, lease with
         respect to, or payment for any single capital expenditure by any Acquired Company in excess of $100,000 during the period from the date of the Interim Balance Sheet through the date of this Agreement;

                                    v. merger with or into or consolidation with
         any other Person;

                                    vi. declaration, set aside or payment of any
         non-cash dividend or non-cash distributions of any kind to the stockholders of any Acquired Company;

                                    vii. adoption of a plan of liquidation or
         resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of any Acquired Company (except with respect to any dormant company as identified in Sections 3.a. and 3.c. of Seller's Disclosure Schedule);

                                    viii. revaluation of any portion of the
         non-current assets of the Acquired Companies in excess of $50,000;

                                    ix. waiver or cancellation of any material
         debt or right, claim or privilege other than in the Ordinary Course of Business;

                                    x. sale, lease, or other disposition of any
         material asset of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset of any Acquired Company; or

                                    xi. except in the Ordinary Course of
         Business incur any liability, guaranty, or off-balance sheet liability in excess of $100,000; or

                                    xii. agreement, whether oral or written, by
         any Acquired Company to do any of the foregoing.

                           l. Contracts; No Defaults.

                                    i. Save for such exceptions as would not
         individually or collectively have a Material Adverse Effect, Seller's Disclosure Schedule contains a complete and accurate list of, and Seller has delivered to Buyer true and (to the extent written) complete copies of:

                                            (1)      each Applicable Contract to
                                                     which any of the Acquired
                                                     Companies is a party;

                                            (2)      each collective bargaining
                                                     agreement in effect with
                                                     any labor union to which
                                                     any Acquired Company is
                                                     subject;

                                            (3)      each joint venture,
                                                     partnership, and other
                                                     Applicable Contract
                                                     (however named) involving a
                                                     sharing of profits or
                                                     losses by any Acquired
                                                     Company with any other
                                                     Person;

                                            (4)      each Applicable Contract
                                                     containing covenants that
                                                     purport to limit the
                                                     freedom of any Acquired
                                                     Company to engage in any
                                                     line of business or to
                                                     compete with any Person;

                                            (5)      each written warranty,
                                                     guaranty, and/or other
                                                     similar undertaking with
                                                     respect to contractual
                                                     performance extended by any
                                                     Acquired Company other than
                                                     in the Ordinary Course of
                                                     Business; and

                                            (6)      each amendment, supplement
                                                     and modification in respect
                                                     of any of the foregoing.

                                    ii. Except as set forth in Seller's
         Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect, each Applicable Contract is in full force and effect and is valid and enforceable against an Acquired Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law) and will remain in full force and effect immediately following the Closing Date after giving effect to the Contemplated Transactions and any notices to be given or Consents required to be obtained pursuant to the provisions of the Applicable Contract.

                                    iii. Except as set forth in Seller's
         Disclosure Schedule, and save for such exceptions as would not individually or collectively have a Material Adverse Effect:

                                            (1)      each Acquired  Company is
                                                     in compliance with all
                                                     applicable terms and
                                                     requirements of each
                                                     Applicable Contract;

                                            (2)      to the Knowledge of Seller,
                                                     each other Person that has
                                                     any obligation or liability
                                                     under any Applicable
                                                     Contract is in compliance
                                                     with all applicable terms
                                                     and requirements of such
                                                     Applicable Contract; and

                                            (3)      no event has occurred or
                                                     circumstance exists that
                                                     contravenes or results in a
                                                     violation or breach of, or
                                                     gives any Person other than
                                                     any Acquired Company the
                                                     right to accelerate, cancel
                                                     or terminate any Applicable
                                                     Contract.

                           m. Environmental Matters. Except as set forth in
Seller's Disclosure Schedule or the Environmental Reports and save for such exceptions as would not individually or collectively have a Material Adverse
Effect:

                                    i. To the Knowledge of Seller, each Acquired
         Company is, and at all times since January 1, 1995 has been in compliance with, and has not been and is not in violation of, any Environmental Law. Neither Seller nor any Acquired Company has received any pending written Order or written regulatory notice from (1) any

         Governmental Body, or (2) the current or prior owner or operator of any Facility, alleging any failure of any Acquired Company to comply with any Environmental Law, or alleging any obligation of any Acquired Company to undertake or bear the cost of any Environmental Liabilities with respect to any of the Facilities or any other property to which any Hazardous Material was transferred or disposed of by any Acquired Company.

                                    ii. There are no pending Environmental
         Claims or Proceedings or, to the Knowledge of Seller, Threatened Environmental Claims arising under any Environmental Law affecting any of the Facilities.

                                    iii. To the Knowledge of Seller, there has
         been no Release of any Hazardous Materials at or from the Facilities.

                                    iv. Seller has prior to the date hereof
         given Buyer copies of the Phase I Assessments and other environmental reports listed on Section 3.m. of Seller's Disclosure Schedule reflecting the environmental condition of the Facilities (the "ENVIRONMENTAL REPORTS"). Buyer hereby acknowledges receipt of such Environmental Reports and acknowledges that such Environmental Reports are provided (i) solely for the convenience of Buyer in conducting Buyer's independent due diligence investigation, and (ii) with no representation or warranty by Seller, Seller's Parent or any Acquired Company as to the accuracy or completeness of the Environmental Reports.

                                    v. Each of the Acquired Companies has
         obtained and is in compliance with Governmental Authorizations required under Environmental Laws to conduct the business of the Acquired Companies as presently conducted;

                                    vi. To Seller's Knowledge, no Environmental
         Claims have been asserted against the Acquired Companies or any predecessor in interest nor are there any Threatened Environmental Claims against any of the Acquired Companies;

                                    vii. Seller has not received notice that any
         Environmental Claims have been asserted relating to any facilities that may have received Hazardous Materials generated by any of the Acquired Companies;

                                    viii. Except as set forth on Seller's
         Disclosure Schedule, no underground storage tanks exist at any of the Facilities.

                  The representations and warranties of Seller contained in this
Section 3.m. constitute all of the representations and warranties of Seller concerning matters encompassed within the purview of Environmental Laws or concerning Environmental Liabilities and Hazardous Materials and will not be construed or deemed to be included in other, more general representations and warranties, including without limitation those contained in Sections 3.i. and 3.j.

                           n. Employees. To the Knowledge of Seller, no Employee
of any Acquired Company or any Transferred Employee is a party to any agreement, including any confidentiality, non-competition, or proprietary rights agreement, between such Employee or Transferred Employee and any other Person besides the Acquired Companies ("PROPRIETARY RIGHTS AGREEMENT") that would be material to (i) the performance of his or her duties as an Employee of the Acquired Companies or
(ii) the ability of any Acquired Company to conduct its business in the Ordinary Course of Business. On the date of this Agreement, the Acquired Companies shall have adequate numbers of employees necessary to operate their businesses as currently operated.

                           o. Labor Relations; Compliance. Except as set forth
in Seller's Disclosure Schedule, since January 1, 1995, no Acquired Company has been or is a party to any collective bargaining agreement. Except as set forth in Seller's Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect, since January 1, 1995, there has not been and there is not presently existing (i) any strike or work stoppage, or any organizational activity with respect to non-unionized Employees or Transferred Employees, and to the Knowledge of Seller, no such action is contemplated, or (ii) any petition for a union election, demand for recognition or request for voluntary recognition by a collective bargaining agent. Except as set forth in Seller's Disclosure Schedule, and save for such exceptions as would not individually or collectively have a Material Adverse Effect, there is not presently existing any Proceeding against any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters (including any charge or complaint filed by an Employee or Transferred Employee or union with any court, the National Labor Relations Board, the National Mediation Board, the Equal Employment Opportunity Commission, the Department of Labor or any comparable Governmental
Body). There is no lockout of any Employees by any Acquired Company, and to the Knowledge of Seller, no such action is contemplated by any Acquired Company. Except as set forth in Seller's Disclosure Schedule and save for such exceptions as would not individually or collectively have a Material Adverse Effect, each Acquired Company has complied with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

The representations and warranties of Seller contained in this Section 3.o. constitute all of the representations and warranties of Seller concerning matters relating to labor relations and will not be construed or deemed to be included in other, more general representations and warranties, including without limitation those contained in Sections 3.i. and 3.j.

                           p. Intellectual Property Assets.

                                    i. Intellectual Property Assets. The term
         "INTELLECTUAL PROPERTY" means:

                                            (1)      foreign and domestic
                                                     trademarks, service marks,
                                                     trade names, fictitious
                                                     names, Internet domain
                                                     names, d/b/a's, collective
                                                     marks, certification marks,
                                                     logos, symbols, trade
                                                     dress, other indicia of
                                                     source,
                                                     whether registered or
                                                     unregistered, and
                                                     applications and
                                                     registrations therefor
                                                     (collectively, "MARKS");

                                            (2)      foreign and domestic
                                                     patents, industrial
                                                     designs, inventions and
                                                     applications and
                                                     registrations therefor
                                                     (collectively, "PATENTS");

                                            (3)      foreign and domestic
                                                     copyrights in published
                                                     works and unpublished
                                                     works, and applications for
                                                     registration and
                                                     registrations therefor
                                                     (collectively,
                                                     "COPYRIGHTS");

                                            (4)      know-how, trade secrets,
                                                     confidential information,
                                                     customer and vendor lists
                                                     and files, software,
                                                     proprietary and technical
                                                     information, data, process
                                                     technology, plans, drawings
                                                     and blueprints
                                                     (collectively, "TRADE
                                                     SECRETS"); and

                                            (5)      rights of publicity and
                                                     other proprietary rights.

                           All Intellectual Property owned, used, or licensed,
as licensee or licensor, by each Acquired Company is herein called "INTELLECTUAL PROPERTY ASSETS." Seller's Disclosure Schedule contains a complete list of all registered Marks, material unregistered Marks, Patent applications, issued Patents and registrations and Copyright registrations owned by the Acquired Companies and their designation (e.g. Mark Copyright, etc.), save for such exceptions as would not individually or collectively have a Material Adverse Effect.

                                    ii. Intellectual Property Necessary for the
         Business. Save for such exceptions as would not individually or collectively have a Material Adverse Effect and except as set forth in Seller's Disclosure Schedule, the Intellectual Property Assets constitute all Intellectual Property necessary for the operation of the Acquired Companies' Business as they are currently conducted. Except as set forth on Seller's Disclosure Schedule, one or more of the Acquired Companies is the owner of all right, title, and interest in and to, or the licensee of, each of the Intellectual Property Assets, free and clear of all Encumbrances, save for those that would not individually or collectively have a Material Adverse Effect, and has the right to use without further payment to any Person (except as contemplated by those applicable license agreements identified in Seller's Disclosure Schedule) all of such Intellectual Property Assets.

                                    iii. Infringement. To Seller's Knowledge, no
         Acquired Company is violating the Intellectual Properly rights belonging to any Person and, to Seller's Knowledge, there is no violation by any Person of any Intellectual Property Assets, save for such exceptions as would not individually or collectively have a Material Adverse Effect.

                                    iv. Except as otherwise set forth in
         Seller's Disclosure Schedule and save for those that would not individually or collectively have a Material Adverse Effect:

                                            (1)      Each of the registered
                                                     Patents, issued Patents,
                                                     registered Trademarks and
                                                     registered Copyrights owned
                                                     by the Acquired Companies,
                                                     or if not owned then to
                                                     Seller's Knowledge, is
                                                     valid, subsisting and in
                                                     full force and effect.

                                            (2)      No Intellectual Property
                                                     Asset owned by the Acquired
                                                     Companies, or if not owned
                                                     then to Seller's Knowledge,
                                                     is the subject of any
                                                     outstanding Order or
                                                     agreement (including
                                                     without limitation
                                                     trademark coexistence
                                                     agreements, trademark
                                                     consent agreements, and
                                                     covenants not to sue), that
                                                     restricts or limits in any
                                                     way any Acquired Company's
                                                     use of, rights to or
                                                     enforcement of such
                                                     Intellectual Property
                                                     Asset.

                                            (3)      To Seller's Knowledge no
                                                     claim or position is
                                                     currently being asserted or
                                                     threatened that any of the
                                                     Acquired Companies has
                                                     violated any Intellectual
                                                     Property of any Person, or
                                                     breached any agreement
                                                     which grants Intellectual
                                                     Property to any of the
                                                     Acquired Companies.

                                            (4)      To Seller's Knowledge no
                                                     claim or position is
                                                     currently being asserted or
                                                     threatened that any of the
                                                     Intellectual Property
                                                     Assets is invalid,
                                                     unenforceable,
                                                     unpatentable,
                                                     unregisterable or
                                                     cancelable.

                           q. Employee Benefit Matters.

                                    i. Seller's Disclosure Schedule sets forth a
         complete and accurate list of each pension, retirement, savings, disability, medical, dental, health, or life plan or similar arrangement (including any individual life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation, severance, or other employee benefit plan, trust, material arrangement, contract, agreement, material policy, or material commitment (including without limitation, any pension plan ("PENSION PLAN") as defined in Section 3(2) of ERISA, and any welfare plan as defined in Section 3(1) of ERISA ("WELFARE PLAN")), whether funded, insured, or self-funded for any directors, Employees or agents or the dependents thereof, which as of the date hereof is maintained or contributed to by any of the Acquired Companies ("EMPLOYEE PLANS").

                                    ii. None of the Acquired Companies currently
         maintain or contribute to and have not at any time maintained or contributed to any Pension Plan subject to Title IV of ERISA.

                                    iii. Except as set forth in Seller's
         Disclosure Schedule, none of the Employee Plans is a Pension Plan or is or was a multiemployer plan (within the meaning of ERISA Section 3(37)(A)).

                                    iv. Seller has delivered to Buyer true and
         accurate copies of each Employee Plan and any associated funding instruments or contracts with service providers that relate to any Employee Plan, the most recent summary plan description for each Employee Plan subject thereto, copies of all IRS determination letters in the case of all Employee Plans intended to qualify under Code
         Section 401(a), copies of all other correspondence with any governmental agency relating to any Employee Plan and affecting any of the Acquired Companies, and the annual reports required to be filed under ERISA for the last two years with respect to any Employee Plans.

                                    v. To the Knowledge of Seller, the Employee
         Plans have been operated in material compliance with all federal, state and local laws applicable to such Employee Plans, and have been maintained and operated in all material respects in accordance with the terms and conditions of the respective plan documents. There is no pending Proceeding or, to Seller's Knowledge, Threatened Claim relating to any Employee Plan, other than claims for benefits under the Employee Plans.

                                    vi. The Acquired Companies have made all
         material required contributions or paid in full all material required insurance premiums with regard to the Employee Plans for policy or plan years or other applicable periods ending on or before the Closing Date to the extent due or owing as of the Closing Date. Save for those exceptions which would not individually or collectively have a Material Adverse Effect and except as set forth in Seller's Disclosure Schedule, the Acquired Companies have made appropriate entries in their respective financial records and statements for all obligations and liabilities under the Employee Plans that have accrued but are not yet due.

                                    vii. No Welfare Plan provides any benefits
         or coverage to any retired or former Employees or active Employees following such Employees' retirement or termination of service except as required under Section 4980B of the Code.

                                    viii. Each Foreign Employee Plan (as defined
         below) has been maintained in material compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing in all material respects with applicable regulatory entities. Except as set forth in Seller's Disclosure Schedule, none of the Acquired Companies has any unfunded liability with respect to benefits under any such Foreign Employee Plan or has incurred any material liabilities in connection with the termination of or withdrawal from any Foreign Employee Plan. "FOREIGN EMPLOYEE PLAN" means (i) any plan, fund or other similar program established or maintained outside the United States of America by any of the Acquired Companies primarily for the benefit of Employees residing outside of the United States of America which plan, fund or other similar program provides retirement income for such Employees, results in a deferral of income for such Employees in contemplation of retirement or provides payments to be made to such Employees upon termination of employment, and which plan is not subject to ERISA or the Code, and (ii) any plan, fund or other similar program established or maintained outside the United States of America by any of the Acquired Companies primarily for the benefit of Employees residing outside of the United States of America which plan, fund or similar program is not described in (i) above including, but not limited to, any plan, fund or other similar program established or maintained outside the United States of America by any of the Acquired Companies providing benefits comparable to those provided under a Welfare Plan.

The representations and warranties of Seller contained in this Section 3.q. constitute all of the representations and warranties of Seller concerning matters relating to employee benefit matters and will not be construed or deemed to be included in other, more general representations and warranties, including without limitation those contained in Sections 3.i. and 3.j.

                           r. Brokers or Finders. Except as set forth in
Seller's Disclosure Schedule, Seller, Seller's Parent and their respective Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement that are payable by Buyer or any Acquired Company.

                           s. Insurance. Seller's Disclosure Schedule lists all
insurance policies owned or held by the Acquired Companies on the date hereof, save for those insurance policies that the failure to so have would not individually or collectively have a Material Adverse Effect. All such insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due and no notice of cancellation or termination has been received with respect to any such policy, save for those matters that would not individually or collectively have a Material Adverse Effect. The Acquired Companies themselves or through their Affiliates have held insurance for all risks and in the amounts typically insured against by a Person carrying on the same business as the Company.

                           t. Transactions with the Seller and Seller's Parent.
As of the Closing Date, after giving effect to and except as contemplated by the Intercompany Transactions or other Contemplated Transactions, none of the Acquired Companies will be required to make any material payment to or perform any material services for the Seller or Seller's Parent or any Affiliate thereof except as set forth in Seller's Disclosure Schedule. Except as set forth in Seller's Disclosure Schedule, neither Seller nor Seller's Parent nor any of their Affiliates have any direct or indirect interest in any assets shown on the Interim Balance Sheet.

                           u. Tangible Property. Seller has provided a fixed
assets register to Buyer prepared in accordance with the Controller's Manual that sets forth all material tangible property owned by the Acquired Companies. All contracts and other agreements pursuant to which the Acquired Companies may hold or use any interest owned or claimed by the Acquired Companies (including, without limitation, options) in or to the material tangible property are in full force and effect and, with respect to the performance of the Acquired Companies, there is no default or event of default (or event which, with notice or lapse of time or both, would constitute a default) that would have a Material Adverse Effect. The tangible property of the Company is in good operating condition and repair save any exceptions that would not individually or collectively have a Material Adverse Effect.

                           v. Accounts and Notes Receivable. All accounts and
notes receivable reflected on the Balance Sheet and the Interim Balance Sheet and all accounts and notes receivable arising subsequent to the date of the Interim Balance Sheet, have arisen in the Ordinary Course of Business.

                           w. Computer Systems; Year 2000; Euro.

                                    i. Except as set forth in the Seller's
         Disclosure Schedule, the Acquired Companies own, lease or possess adequate licenses or other rights to use all material computer hardware and software and related materials used in connection with the operation of the Business (collectively, the "COMPUTER SYSTEM"). Subject to the provisions of Section 3.w.ii., to Seller's Knowledge there are no material malfunctions or design failures with respect to any of the electronic data processing, communications, telecommunications, disaster recovery, PC-based database technology or other Computer System of the Acquired Companies required for effective management and servicing of the Acquired Companies.

                                    ii. The Company has developed an appropriate
         plan for addressing problems associated with the ability of the Computer System to process, provide, and receive, to the extent properly formatted (1) date related data in connection with any valid date in the twentieth and twenty-first centuries and (2) currency data in connection with conversions into or from the Euro, and following the implementation of such plan, the Seller reasonably believes the Computer System will not malfunction in any material respect when processing, providing and/or receiving any such date and currency related data. The cost of implementation of such plan will not exceed $150,000 in excess of the amounts reserved on the Acquired Companies' consolidated balance sheets for periods on or after January 1, 1999.

                           x. Foreign Corrupt Practices Act. To the Knowledge of
Seller, no Acquired Company nor any officer, director, employee, consultant or agent thereof acting on their behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to:
(a) any foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")), for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof; or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (a) and (b) above in order to assist the Acquired Companies to obtain or retain business for, or direct business to the Acquired Companies, and under circumstances which would subject any of the Acquired Companies to liability under the FCPA.

                  The representations and warranties of Seller contained in this
Section 3.x. constitute all of the representations and warranties of Seller concerning matters relating to this subject matter and will not be construed or deemed to be included in other, more general representations and warranties, including without limitation those contained in Section 3.i.

                           y. Extended Contracts. The Company's revenues for the
eleven months ended November 30, 1998, derived from the Extended Contracts, including revenues only from those services provided on the date hereof and excluding services previously cancelled by the parties, constituted at least eighty (80%) of all of the Company's AMR Revenues during such period.

                  4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller and Seller's Parent the following as set forth in this
Section 4. No representations or warranties are made by Buyer or any Affiliate or any Representative thereof in connection with the Contemplated Transactions, except as expressly set forth in this Section 4.

                           a. Organization and Good Standing. Buyer is a
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                           b. Authority; No Conflict.

                                    i. Each of this Agreement and the
         Performance Guaranty constitutes and, when executed at Closing, each of the Technical Services Agreement and the License Agreement will constitute, the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law). Buyer has full corporate power and authority to execute and deliver this Agreement and such other agreements and to perform their respective obligations under this Agreement and such other agreements. The execution, delivery and performance of this Agreement, such other agreements and the consummation of the Contemplated Transactions have been duly and validly authorized by all corporate action on the part of Buyer.

                                    ii. Neither the execution and delivery of
         this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                                            (1)      any provision of the
                                                     Organizational Documents
                                                     of Buyer or Buyer's
                                                     Parent;

                                            (2)      any Legal Requirement or
                                                     Order to which Buyer or
                                                     Buyer's Parent may be
                                                     subject; or

                                            (3)      any Contract to which Buyer
                                                     or Buyer's Parent is a
                                                     party or by which Buyer or
                                                     Buyer's Parent may be
                                                     bound.

         Except as required under the HSR Act, Buyer is not, and will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                           c. Investment. Buyer is an accredited investor, as
defined in Regulation D promulgated under the Securities Act. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares. Buyer confirms that Seller and Seller's Parent have made available to the Buyer the opportunity to ask questions of the officers and management employees of each Acquired Company, Seller and Seller's Parent and to acquire additional information about the businesses and financial condition of each Acquired Company. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer agrees the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or pursuant to an exemption from such registration.

                           d. Certain Proceedings. There is no pending
Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Buyer, no such Proceeding has been Threatened.

                           e. Brokers or Finders. Buyer, and its Representatives
have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement that are payable by Seller or Seller's Parent or any Affiliate of Seller's Parent.

                           f. Funds Available. Buyer will obtain a legal, valid,
binding and enforceable debt commitment letter (the "DEBT COMMITMENT LETTER") from BankBoston, N.A., in the form attached hereto as Exhibit "A", on or before 2:00 p.m. New York local time on December 24, 1998. If the executed Debt Commitment Letter is not delivered to Seller by such deadline, this Agreement shall become null and void ab initio. In addition, Buyer has obtained a legal, valid, binding and enforceable equity commitment letter (the "EQUITY COMMITMENT LETTER"). A true, correct and complete copy of the Equity Commitment Letter is attached hereto as Exhibit "B" and is in full force and effect, without modification or revision. On the date hereof, neither BankBoston, N.A. nor Buyer's Parent has indicated to Buyer any unwillingness to advance to Buyer funds in accordance with the terms of such Commitment Letters, and Buyer has no Knowledge of any facts or circumstances that would lead to any such unwillingness.

                           g. No Additional Representations. Buyer acknowledges
that it and its Representatives have been permitted full and complete access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Acquired Companies which it and its Representatives have desired and requested to see and/or review, and that it and its Representatives have had a full opportunity to meet with the officers and employees of Seller and the Acquired Companies to discuss the businesses and assets of the Acquired Companies. Buyer acknowledges that none of Seller's Parent, Seller, any Acquired Company or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Companies furnished or made available to Buyer and its Representatives, except as expressly set forth in this Agreement or Seller's Disclosure Schedule, and none of Seller's Parent, Seller, any Acquired Company or any other Person will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Information Memorandum prepared by Seller's investment banker dated October 1998 and any information, documents or material made available to Buyer in records and files stored on computer disks, certain "data rooms," management presentations or any other forms in expectation of the Contemplated Transactions. Buyer has not relied and is not relying upon any statement or representation not made in this Agreement or Seller's Disclosure Schedule. To Buyer's Knowledge, as of the date hereof, there is no Breach of any representation or warranty of Seller or Seller's Parent that would reasonably be expected to result in the conditions specified in Section 9 hereof to not be satisfied as of the Closing Date.

                           h. Support Services. Buyer understands that Seller
provides the Acquired Companies with certain support services, including cash management, credit and accounts receivable, payroll and human resources, legal, tax and benefit plan administration. Buyer acknowledges that all such support services will be terminated as of the Closing Date, except as expressly contemplated pursuant to the terms of this Agreement, including, without limitation, Section 14.n.

                           i. Venture Capital Operating Company. Buyer's Parent
is a "venture capital operating company" as defined in the Department of Labor regulations, Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations (the "PLAN ASSETS REGULATIONS") so that no investment as a limited partner in Buyer's Parent by any Pension Plan or Welfare Plan will result in the assets of Buyer's Parent constituting "plan assets" of said Pension Plan or Welfare Plan within the meaning of the Plan Assets Regulations and ERISA.

                  5. REPRESENTATIONS AND WARRANTIES OF SELLER'S PARENT. Seller's Parent represents and warrants to Buyer the following as set forth in this
Section 5. No representations or warranties are made by Seller's Parent, any Affiliate (other than Seller pursuant to Section 3 hereof) or any Representative in connection with the Contemplated Transactions, except as expressly set forth in this Section 5.

                           a. Organization and Good Standing. Seller's Parent is
a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with the requisite corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use, with such exceptions as would not individually or collectively have a Material Adverse Effect.

                           b. Authority; No Conflict.

                                    i. This Agreement constitutes and, when
         executed at the Closing, each of the Technical Services Agreement and the License Agreement will constitute, the legal, valid, and binding obligation of Seller's Parent, or an Affiliate of Seller's Parent, as the case may be, enforceable against Seller's Parent, or an Affiliate of Seller's Parent, as the case may be, in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law). Seller's Parent, or an Affiliate of Seller's Parent, as the case may be, has full corporate power and authority to execute and deliver this Agreement and such other agreements and to perform its obligations under this Agreement and such other agreements. The execution, delivery and performance of this Agreement, such other agreements and the consummation of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action on the part of Seller's Parent.

                                    ii. Neither the execution and delivery of
         this Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                                            (1)      any provision of the
                                                     Organizational Documents of
                                                     Seller's Parent;

                                            (2)      any Legal Requirement or
                                                     any Order to which Seller's
                                                     Parent, or any of the
                                                     assets owned by Seller's
                                                     Parent, is subject; or

                                            (3)      result in the imposition or
                                                     creation of any Encumbrance
                                                     upon or with respect to any
                                                     of the assets owned or used
                                                     by Seller's Parent.

                                    iii. Except as set forth in Seller's
         Disclosure Schedule, Seller's Parent is not required to give any notice to or obtain any Consent from any Person in connection with the consummation or performance of any of the Contemplated Transactions.

                  6. COVENANTS OF SELLER PRIOR TO THE CLOSING DATE.

                           a. Access and Investigation. Prior to Closing, Seller
will, and will cause the Acquired Companies to, give Buyer and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Acquired Companies (excluding in all events employee files and medical records and any documents that are subject to confidentiality commitments to Persons who have declined Seller's request for permission to disclose such documents to Buyer); provided, however, that such access must be upon reasonable notice and must not unreasonably disrupt the normal operations of Seller or the Acquired Companies, and such investigation will not include access to any item relating to businesses of Seller or Seller's Parent other than the business conducted by the Acquired Companies. All requests for access to the offices, plants, properties, books, and records will be made to such Representatives of Seller as Seller will designate, who will be solely responsible for coordinating all such requests and all access permitted hereunder. It is further understood and agreed that neither Buyer nor its Representatives will contact any of the Employees, customers, suppliers, joint venture partners, or other associates or Affiliates of Seller or Seller's Parent, in connection with the Contemplated Transactions, whether in person or by telephone, mail or other means of communication, without the prior authorization of such Representatives of Seller as Seller may designate, which authorization shall not be unreasonably delayed or withheld; provided, however, that Seller hereby authorizes Buyer to contact and communicate with those employees identified in paragraph (ii) of Section 3.k. of Seller's Disclosure Schedule, who as of the date hereof have executed employment contracts with the Company. Notwithstanding the foregoing, it is understood that Buyer will not be entitled to obtain Phase II environmental assessment reports except for the Environmental Reports or conduct any drilling, boring or sampling at the Facilities.

                           b. Operation of the Businesses of the Acquired
Companies.

                                    i. Between the date of this Agreement and
         the Closing Date and except as either (a) set forth in Seller's Disclosure Schedule, including the Intercompany Transactions set forth in Section 6.b.i. of Seller's Disclosure Schedule, (b) contemplated pursuant to the terms hereof or (c) otherwise consented to in writing by Buyer, Seller will, and will cause each Acquired Company to:

                                            (1)      conduct the business of
                                                     such Acquired Company in
                                                     accordance with the
                                                     Ordinary Course of
                                                     Business;

                                            (2)      use its Best Reasonable
                                                     Efforts to preserve intact
                                                     the current business
                                                     organization of such
                                                     Acquired Company and
                                                     maintain the relations and
                                                     good will with suppliers,
                                                     customers, lessors and
                                                     Employees of such Acquired
                                                     Company and any Transferred
                                                     Employees;

                                            (3)      confer with Buyer
                                                     concerning operational
                                                     matters of a material
                                                     nature;

                                            (4)      otherwise report
                                                     periodically to Buyer
                                                     concerning the status of
                                                     the business, operations,
                                                     and finances of the
                                                     Acquired Companies; and

                                            (5)      not, without the prior
                                                     written consent of Buyer,
                                                     take any affirmative
                                                     action, or fail to take any
                                                     reasonable action within
                                                     their or its control, which
                                                     results in any of the
                                                     changes or events listed in
                                                     Section 3.k. with respect
                                                     to the Acquired Companies.

                                    ii. Notwithstanding the foregoing, on or
         prior to the Closing Date, Seller will use its Best Reasonable Efforts to cause certain employees of Seller's Parent or its Affiliates (other than the Acquired Companies) as listed in Section 6.b.ii. of Seller's Disclosure Schedule (the "TRANSFERRED EMPLOYEES"), to the extent such employees are then employed by Seller's Parent or its Affiliates, to be transferred to the Acquired Companies and employed by one or more of the Acquired Companies, so that the Transferred Employees will be employees as of the Closing Date.

                                    iii.    (1)      The Seller shall cause
                                                     the Acquired Companies,
                                                     prior to the Closing Date,
                                                     to proceed diligently with
                                                     capital improvements to the
                                                     assets of the Acquired
                                                     Companies in accordance
                                                     with an expected capital
                                                     budget of $500,000 per
                                                     month (the "MONTHLY CAPITAL
                                                     BUDGET") in each case upon
                                                     request of management of
                                                     the Company (each a
                                                     "CAPITAL IMPROVEMENT").

                                            (2)      As part of preparation of
                                                     the Working Capital
                                                     Statement pursuant to
                                                     Section 2.e.ii., and in
                                                     accordance with the
                                                     procedures set forth
                                                     therein, Seller shall cause
                                                     Seller's Accountants to
                                                     determine the aggregate
                                                     actual amount Seller or
                                                     Seller's Acquired Companies
                                                     have paid in connection
                                                     with Capital Improvements
                                                     during the period beginning
                                                     on the date hereof and
                                                     ending on the Closing Date,
                                                     excluding any Capital
                                                     Improvement for which there
                                                     is an accrued liability as
                                                     of the date hereof ("ACTUAL
                                                     PRE-CLOSING CAPITAL
                                                     EXPENDITURES"). Seller
                                                     shall concurrently with the
                                                     delivery to Buyer of the
                                                     Working Capital Statement
                                                     give notice to Buyer which
                                                     notice (the "CAPITAL
                                                     EXPENDITURE NOTICE") shall
                                                     set forth the difference
                                                     between (i) the aggregate
                                                     of the Monthly Capital
                                                     Budgets of $500,000 for
                                                     each month (or pro rata
                                                     portion thereof) between
                                                     the date hereof and the
                                                     Closing

                                                     Date (the "AGGREGATE
                                                     CAPITAL BUDGET") and (ii)
                                                     the Actual Pre-Closing
                                                     Capital Expenditures as
                                                     determined by Seller's
                                                     Accountants. If the
                                                     Aggregate Capital Budget is
                                                     in excess of the Actual
                                                     Pre-Closing Capital
                                                     Expenditures (the "CAPITAL
                                                     EXPENDITURE SHORTFALL
                                                     AMOUNT"), then Seller shall
                                                     pay to Buyer the Capital
                                                     Expenditure Shortfall
                                                     Amount at the time the
                                                     payments referred to in
                                                     Section 2.e.ii. are made.
                                                     If the Actual Pre-Closing
                                                     Capital Expenditures are in
                                                     excess of the Aggregate
                                                     Capital Budget (the
                                                     "CAPITAL EXPENDITURE
                                                     SURPLUS AMOUNT"), then
                                                     Buyer shall pay the Seller
                                                     the Capital Expenditure
                                                     Surplus Amount at the time
                                                     the payments referred to in
                                                     Section 2.e.ii. are made,
                                                     excluding any capital
                                                     expenditures for which
                                                     approval was required under
                                                     Section 6.b.iii.(3), but
                                                     not obtained by Seller. All
                                                     payments will be made
                                                     together with interest per
                                                     annum at the prime rate as
                                                     published in the Wall
                                                     Street Journal on the
                                                     Closing Date for the Period
                                                     beginning on the Closing
                                                     Date and ending on the date
                                                     of payment. Any dispute
                                                     regarding any amount
                                                     described in this Section
                                                     6.b.iii. shall be resolved
                                                     in accordance with the
                                                     procedures set forth in
                                                     Section 2.e.i.

                                            (3)      Between the date of this
                                                     Agreement and the Closing
                                                     Date, and except as either
                                                     (a) set forth in Section
                                                     3.k.iv. of Seller's
                                                     Disclosure Schedule, or (b)
                                                     otherwise consented to in
                                                     writing by Buyer, Seller
                                                     will not approve any
                                                     capital expenditures in
                                                     excess of the Monthly
                                                     Capital Budget of $500,000
                                                     where such capital
                                                     expenditures exceed $50,000
                                                     individually or
                                                     cumulatively $250,000 in
                                                     the aggregate.

                                    (iv) Between the date of this Agreement and
         the Closing Date, Seller will cause American Airlines, Inc. to use its Best Reasonable Efforts to renegotiate the Exhibit for YUL to the letter agreement between American Airlines, Inc. and the Company dated September 23, 1987 to contain fixed rate pricing equal to the fair market rate for such services.

                                    (v) From January 1, 1999, to the Closing
         Date, Seller will cause the Company to accrue liabilities in respect of the 1999 IC Plan in a manner consistent with past practices for previous IC Plans.

                           c. Required Approvals. As promptly as practicable
after the date of this Agreement, Seller will, and will cause each Acquired Company to, make all filings required by any Legal Requirement to be made by them as legally required to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Seller will, and will cause each Acquired Company to (a) cooperate with Buyer with respect to all filings that Buyer is required by any Legal Requirement to make in connection with the Contemplated Transactions, and (b) use its Best Reasonable Efforts to obtain all consents identified in Seller's Disclosure Schedule. If at Closing all Non-Mandatory Consents have not been obtained, Seller will continue to use its Best Reasonable Efforts for a period through the Consent Deadline to obtain any such Non-Mandatory Consents. If either party reasonably anticipates that a Non-Mandatory Consent will not be obtained prior to Closing, then Buyer and Seller will negotiate in good faith to structure and implement interim arrangements to preserve intact to the greatest practicable extent the operations to which such consent pertains and to confer the economic benefits of such operations on Buyer. If such interim arrangements are not able to confer the economic benefits on Buyer, then Seller shall pay to Buyer the Escrow Spread Rate on the Stipulated Consent Value with respect to such operations until such time as the Non-Mandatory Consent in question is obtained, the Stipulated Consent Value is paid to Buyer or Seller is able to confer such economic benefits on Buyer.

                           d. Notice of Developments. At least two (2) Business
Days prior to the Closing Date (or on the Closing Date with respect to matters occurring after such period but prior to the Closing), Seller will deliver to Buyer an updated Seller's Disclosure Schedule reflecting any and all (i) events that existed at the date of this Agreement, or (ii) that arose subsequent thereto, which, in the case of (i) or (ii) would render untrue any representation or warranty of Seller or Seller's Parent if made as of the Closing Date or form a basis for any indemnification or other claim by Buyer hereunder. Within two (2) Business Days of the delivery of the update of Seller's Disclosure Schedule, Buyer may provide Seller with notification of its intent to terminate this Agreement pursuant to Section 11.a.i. hereof, to the extent permitted by, and only in accordance with, the provisions of Section 11.a.i.; provided, however, that the cure period provided therein shall not extend beyond March 31, 1999. If Buyer is entitled to terminate this Agreement pursuant to Section 11.a.i., and Buyer elects not to terminate this Agreement, after the cure period, if applicable, then Seller's Disclosure Schedule shall be deemed amended to reflect the information contained in such update and the changes or events reflected in such update shall not (i) form the basis of any claim by Buyer for indemnification, (ii) enable Buyer thereafter to terminate this Agreement based on such update under Section 11, or (iii) be deemed to result in the failure of a condition to be satisfied under Section 9.

                           e. 401(k) Plan Trust-to-Trust Transfer. Seller shall
cause a spin-off and transfer in compliance with Section 414(1) of the Code from the trust for the $uper $aver 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries (the "SELLER'S PARENT'S 401(k) PLAN") to a trust established by and for a defined contribution savings plan qualified under Sections 401(a) and 401(k) of the Code maintained or established by the Acquired Companies ("BUYER'S 401(k) PLAN") of an amount in cash equal to the aggregate account balances, as of the date of such transfer, of the employees who are participants under the Buyer's 401(k) Plan as of such transfer date, provided, however, that if any employee has an outstanding loan under the Seller's Parent's 401(k) Plan as of such transfer date, the Seller's Parent's 401(k) Plan will transfer to the Buyer's 401(k) Plan such loan and the promissory note and other documentation with respect to such loan. Any such transfer shall occur as soon as practicable following the later of (i) the Closing date, (ii) the designation (or establishment or amendment, if necessary) of Buyer's 401(k) Plan, (iii) the receipt by Seller of a favorable determination letter issued by the Internal Revenue Service for the Buyer's 401(k) Plan or an opinion of counsel of Buyer reasonably satisfactory to Seller opining that the Buyer's 401(k) Plan is a qualified plan under Sections (401(a) and 401(k) of the code, and (iv) an opinion of counsel of Buyer reasonably satisfactory to Seller opining that the Buyer's 401(k) Plan contains all provisions necessary to permit a transfer of assets in accordance with Section 414(l) of the Code and the regulations thereunder, from the Seller's Parent's 401(k) Plan to Buyer's 401(k) Plan, including, but not limited to, for example, an opinion that Buyer's 401(k) Plan contains all provisions necessary to avoid an impermissible cutback under
Section 411(d)(6) of the Code with respect to the benefits, rights and features associated with the amounts transferred from the Seller's Parent's 401(k) Plan. The Buyer's 401(k) Plan shall provide that any employee that was eligible to participate under the Seller's Parent's 401(k) Plan shall immediately be eligible to participate under the Buyer's 401(k) Plan.

                           f. Best Reasonable Efforts. Between the date of this
Agreement and the Closing Date, Seller will use its Best Reasonable Efforts to cause the conditions in Section 9 to be satisfied.

                           g. Acquisition Proposals. Between the date of this
Agreement and the earlier of its termination or the Closing Date:

                                    i. the Seller, Seller's Parent, their
         Affiliates and their respective Representatives (including, without limitation, any investment banker, attorney or accountant retained by the Seller or Seller's Parent or any of their Subsidiaries) shall, except as set forth in Seller's Disclosure Schedule, or with respect to transactions that would not require the consent of Buyer under Section 6.b.i., immediately cease any existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or equity interest in, any of the Acquired Companies, or any business combination, merger or similar transaction (including an exchange of stock or assets) with or involving any of the Acquired Companies (an "ACQUISITION TRANSACTION").

                                    ii. Neither the Seller, Seller's Parent, nor
         any of their Affiliates, nor any of their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussion or negotiations with, or provide any information to, any Person (other than Buyer and Buyer's Parent) with respect to any inquiries or the making of any offer or proposal concerning an Acquisition Transaction (an "ACQUISITION PROPOSAL"). The Seller shall notify Buyer and Buyer's Parent immediately if any Acquisition Proposal is made after the date of this Agreement and shall in such notice indicate the identity of the offeror and the terms and conditions of any such proposal and, if the Acquisition Proposal is written, shall include a copy thereof.

                           h. Non-Competition. Each of Seller's Parent and
Seller agrees that the going concern value of the Acquired Companies is important to Buyer and acknowledge that Buyer would not have entered into this Agreement or the Contemplated Transactions absent the provisions of this Section 6.h. As a result, Seller's Parent agrees that from and after the Closing Date it will not, and will not permit its Affiliates to, until the fifth anniversary date of the Closing Date (the "FIVE-YEAR PERIOD"), own, manage, operate, control or participate in the ownership, management, operation or control of any Person that is engaged in the business of providing ground handling, cargo handling or passenger services ("GROUND HANDLING SERVICES") except that:

                                    i. No Affiliate of Seller's Parent that
         conducts passenger or cargo air transport operations (an
         "AMR-CONTROLLED AIRLINE") will be precluded, prohibited or in any manner restricted from providing Ground Handling Services for its own internal operations;

                                    ii. No AMR-Controlled Airline will be
         precluded, prohibited or in any manner restricted from utilizing its own employees, equipment and other assets to provide Ground Handling Services to any third-party airline or other Person at those locations where such AMR-Controlled Airline provides Ground Handling Services for its own internal operations;

                                    iii. Seller's Parent's Affiliate, Americas
         Ground Services, Inc., and its Subsidiaries (collectively "AGS") will not be precluded, prohibited or in any manner restricted from owning, managing, operating or controlling any Ground Handling Services within Mexico, the Caribbean and Central and South America ("MCLA"); provided, however, that during the Five-Year Period, AGS will only provide Ground Handling Services (whether to an AMR-Controlled Airline or to any third-party airline or other Person) at locations at which it is providing Ground Handling Services as of the date of this Agreement and at any other locations within MCLA where any AMR-Controlled Airline now or in the future conducts passenger or cargo air transport operations (it being understood that once AGS provides Ground Handling Services at any such present or future location, it may continue to provide Ground Handling Services at such locations even if such air transport operations by an AMR-Controlled Airline are subsequently discontinued);

                                    iv. Neither Seller's Parent nor any
         Affiliate shall be precluded, prohibited or in any manner restricted from entering into any Acquisition Transaction involving any Person whose principal business is the operation of passenger or cargo air transport operations that owns, manages, operates or controls, or participates in the ownership, management, operation or control of, a Person that provides Ground Handling Services (an "ACQUIRED GROUND HANDLING SUBSIDIARY"); provided that (A) if pursuant to such Acquisition Transaction, the Acquired Ground Handling Subsidiary becomes an

         Affiliate of Seller's Parent, then from and after the date of consummation of such Acquisition Transaction (the "ACQUISITION DATE"), and during the remainder of the Five-Year Period, such Acquired Ground Handling Subsidiary may only provide Ground Handling Services at (x) the locations at which it provides such services as of the Acquisition Date and (y) any new locations at which any AMR-Controlled Airline (i) thereafter conducts passenger or cargo air transport operations and
         (ii) utilizes such Acquired Ground Handling Subsidiary to perform Ground Handling Services for its own internal operations (it being understood that once such Acquired Ground Handling Subsidiary expands its business to any such new locations, it may provide Ground Handling Services to any third-party airlines or other Person at such location and continue to conduct business at such locations even if such AMR Controlled Airline's air transport operations are subsequently discontinued), and (B) if pursuant to such Acquisition Transaction, the Acquired Ground Handling Subsidiary does not become an Affiliate of Seller's Parent, and provided further that acquisition of ownership or control of such Acquired Ground Handling Subsidiary by Seller's Parent or any Affiliate is not the primary purpose of such Acquisition Transaction, then such Acquired Ground Handling Subsidiary shall not be subject to the restrictions set forth in subclause (A) of this Section 6.h.iv. or any other provision hereof; and

                                    v. Seller's Parent and its Subsidiaries will
         not be precluded, prohibited or in any manner restricted from purchasing or otherwise acquiring up to five percent (5%) of any class of equity securities of any Person if such purchase or acquisition is solely for investment purposes or part of a larger transaction, the primary purpose of which is not to create an affiliation between Seller's Parent and a Person engaged in providing Ground Handling Services.

         Seller and Seller's Parent agree that, in addition to any other relief to which Buyer may be entitled, Buyer would be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining Seller's Parent from any actual or threatened breach of this covenant.

                           i. Nonsolicitation. For a period of two (2) years
after the Closing Date, each of Seller's Parent and Seller severally agree that it will not, and will not permit its Subsidiaries to, knowingly solicit for employment any Employees of the Acquired Companies as of the Closing Date or any Transferred Employees. In addition, for a period of one (1) year after the Closing Date, Seller's Parent will not, and will not permit its Subsidiaries to, without the prior consent of Buyer, hire any officer or employee of the Acquired Companies listed on Section 6.i. of Seller's Disclosure Schedule. Seller and Seller's Parent agree that, in addition to any other relief to which Buyer may be entitled, Buyer would be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining Seller's Parent from any actual or threatened breach of this covenant.

                           j. Taxes.

                                    i. Without the prior written consent of
         Buyer, neither Seller nor the Company, any Subsidiary or any Affiliate of Seller shall, to the extent it may affect or relate to the Company or any Subsidiary, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action (other than the Contemplated Transactions), if any such action or omission would have the effect of materially increasing the Tax liability or reducing any Tax Asset, of the Company, any Subsidiary, Buyer or any affiliate of Buyer.

                                    ii. For purposes of this Agreement, "TAX
         ASSET" shall mean any net operating loss, net capital loss, investment tax credit, or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum taxes).

                           k. Audit Consent. Seller shall cause Seller's
Accountants to agree to provide consents, without cost to Buyer, to use of Seller's Accountant's report and name with respect to such audited financial statements in connection with any public or private offering of securities of the Acquired Companies or any Affiliate thereof or any similar use thereof.

                           l. Insurance Claims. With respect to any claims
arising out of events, occurrences, or acts prior to the Closing, regardless of when such claims are brought, each of Seller and Seller's Parent shall cooperate with Buyer and the Acquired Companies in the Buyer's and Acquired Companies' tendering of claims to the appropriate carrier of any occurrence insurance policies, facilitate the payment of insurance proceeds with respect thereto, and not take any action to cause the coverage of the Acquired Companies under any such policy to be reduced or restricted.

                           m. No Termination of Contract. Between the date
hereof and the Closing Date, Seller shall not terminate or modify or allow its Affiliates to terminate or modify any Contract between the Company on the one hand and the Seller or an Affiliate of Seller on the other hand other than in the Ordinary Course of Business or as provided in Seller's Disclosure Schedule.

                           n. Compliance. Seller covenants that it will use its
Best Reasonable Efforts to comply on or before the Closing Date in all material respects with any applicable property transfer laws under any Environmental Law for each jurisdiction where the Acquired Companies own or conduct business as of the date hereof.

                           o. Acquisition of SAP System. Seller will cause the
Company to commence acquisition of an SAP accounting system (including hardware, software and related services and expenses) or another substantially comparable accounting system to be owned by the Company. Such system will contain substantially similar capabilities as exist in the SAP system as utilized by the Company as of the date hereof. Seller will pay, prior to or after the Closing (provided that expenditures prior to the Closing shall not constitute a Capital

Improvement), up to three million dollars ($3,000,000) of the cost of acquiring such system, in accordance with a project scope, timeline, and budget approved by Buyer, which approval shall not be unreasonably withheld or delayed. For purposes of calculating the Working Capital, the Company will not be required to reflect any current liability accruals for SAP project costs on its balance sheet prior to or as of the Closing Date.

                  7. COVENANTS OF BUYER PRIOR TO THE CLOSING DATE.

                           a. Approvals. As promptly as practicable after the
date of this Agreement, Buyer will make all filings required by any Legal Requirement to be made by it to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will (i) cooperate with Seller and Seller's Parent, as the case may be, with respect to all filings that Seller or Seller's Parent, as the case may be, elects to make or is required by any Legal Requirement to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller, Seller's Parent and the Acquired Companies in obtaining all Consents identified in Seller's Disclosure Schedule. Buyer agrees that Seller and Seller's Parent will not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any such Consents that may be required in connection with the Contemplated Transactions or because of any termination of any Contract as a result of the failure to obtain such Consent. Buyer further agrees that no representation, warranty or covenant of Seller or Seller's Parent contained herein will be Breached or deemed Breached as a result of (i) the failure to obtain any such Consent, (ii) any termination of any such Contract as a result of the failure to obtain any such Consent, or (iii) any Proceeding or Threatened Claim by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent or any such resulting Contract termination, except as provided in Sections 6.c.ii. and 6.f. to the extent relating to Consents.

                           b. Releases of Seller and Affiliates. From the date
of this Agreement to the Closing Date, Buyer hereby agrees to use its Best Reasonable Efforts to assist Seller in obtaining releases reasonably satisfactory to Seller of the obligations of Seller, Seller's Parent and their respective Affiliates (other than the Acquired Companies) under all guarantees, surety bonds, and letters of credit obligations listed on Section 7.b. of Seller's Disclosure Schedule. Buyer hereby covenants that it will substitute itself as necessary, as obligor with respect to all such guarantees, surety bonds, and letters of credit obligations, if necessary to obtain the release of Seller, Seller's Parent and their respective Affiliates (other than the Acquired Companies) from such obligations and will provide all financial and other credit information requested in connection with any such substitution of Buyer as obligors with respect to such guarantees, surety bonds and letters of credit obligations. If Buyer is unable to effect such a substitution with respect to any such guaranty, surety bond or letter of credit obligation after using its Best Reasonable Efforts to do so, Buyer will obtain letters of credit for the benefit of Seller, Seller's Parent and their respective Affiliates (other than the Acquired Companies), on terms and from financial institutions satisfactory to Seller, with respect to the obligations covered by each of the guarantees, surety bonds and letters of credit obligations for which Buyer does not effect such substitution.

                           c. Notifications. Buyer will (a) promptly notify
Seller and Seller's Parent in writing of any development which could reasonably be anticipated to affect the ability of Buyer to consummate the Contemplated Transactions, and (b) promptly notify Seller and Seller's Parent in writing of any events, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be anticipated to result in any Breach of any representation or warranty or any covenant of Buyer contained in, or which could reasonably be anticipated to have the effect of making any of the representations and warranties in, this Agreement false or misleading in any respect.

                           d. Best Reasonable Efforts. Between the date of this
Agreement and the Closing Date, Buyer will use its Best Reasonable Efforts to cause the conditions in Section 10 to be satisfied.

                  8. COVENANTS OF BUYER SUBSEQUENT TO THE CLOSING DATE.

                           a. Post-Closing Access to Records. Seller and
Seller's Parent may after Closing retain copies of any Acquired Company's books, records and other documents, including records and files stored in computer disks or tapes or any other storage medium (collectively, "RECORDS"), that are delivered to Buyer as may be required by Seller and Seller's Parent to meet accounting, auditing and tax requirements or any Legal Requirement or to litigate any matters relating in whole or in part to any Acquired Company. Buyer will after Closing retain the Records delivered to it by Seller for at least a period of seven (7) years after Closing and will allow Seller and Seller's Parent reasonable access at Seller's and Seller's Parent's cost and expense to such Records and the right to make copies thereof at Seller's and Seller's Parent's expense at any reasonable time upon written request in the event any such Records are required by Seller or Seller's Parent in connection with accounting or auditing requirements or any Legal Requirement or in connection with any claim or Proceeding, including, but not limited to, any financial reporting obligation.

                           b. No Use of Name and Cancellation of Registrations.
Buyer hereby acknowledges that (i) the Acquired Companies do not own the names, "American," "American Airlines," "AA," "AMR," "AMRS" or the scissors eagle design or any confusingly similar derivative thereof, and (ii) the Acquired Companies' use of those names is pursuant to a non-exclusive, royalty-free license subject to the terms and conditions of the License Agreement. During the term of the License Agreement and without limiting the express provisions thereof, Buyer will use its Best Reasonable Efforts to cease and discontinue use of the names covered by the License Agreement and will otherwise comply with the terms thereof. After the termination of such License Agreement, Buyer hereby covenants that it will not, and it will cause each Acquired Company not to, use the names "AMR," "American Airlines," "AA," "AMRS" or "American" or the scissors eagle design or any other name that is likely to result in confusion or dilution of the name "AMR," "American Airlines," "AA," "AMRS" or "American" or the scissors eagle design. Upon termination or expiration of the License, Buyer will cause the Company to cancel its registrations of all service marks and trademarks which include "AMR" in every class and every jurisdiction in which they are currently registered and will provide to Seller evidence of such cancellations. In no event will Buyer be in breach of this Section for failure to cancel a registration unless Seller has given Buyer written notice of such registration (either through this Agreement or otherwise) and Buyer has had a reasonable opportunity to effect such cancellation. Notwithstanding the above, it is understood that the Acquired Companies may represent in a truthful and ad hoc manner that they were formerly associated with AMR Services, provided that such use is not likely to result in confusion with Seller, result in dilution of Seller's Marks or otherwise unfairly trade on the goodwill of Seller.

                           c. Severance Amounts. In the event that subsequent to
the Closing Date but prior to the first anniversary of the Closing Date Buyer terminates the employment of any Transferred Employee or any Employee of the Acquired Companies, who was an Employee as of the Closing Date, Buyer will be responsible for and will pay, and will indemnify and hold harmless Seller and Seller's Parent in respect of, in accordance with the provisions set forth in
Section 12 hereof, all applicable severance amounts to such Employees in accordance with the amounts, procedures and timing contemplated by Seller's existing severance policies as set forth in Section 3.q. of Seller's Disclosure Schedule.

                           d. One-Year Benefit Standstill. Commencing on the
Closing Date and continuing until the first anniversary of the Closing Date, Buyer will provide and maintain for the benefit of the Employees and their eligible spouses and dependents, compensation and Employee Plans that at a minimum provide compensation and benefits substantially equivalent in aggregate value to the compensation paid and Employee Plans maintained by the Acquired Companies or on their behalf as of the Closing Date. Notwithstanding the foregoing, Buyer will not be required to offer the non-revenue travel privileges currently offered to Employees or benefits equivalent to those offered under the AMR Employee Stock Purchase Plan and the AMR Long-Term Incentive Plan or the benefits provided to Transferred Employees prior to their transfer to the Acquired Company, except to the extent those benefits are also generally provided to other Employees of the Acquired Companies. In partial satisfaction of the foregoing obligations, Buyer will use its Best Reasonable Efforts to continue for the balance of calendar year 1999 following the Closing Date the medical, dental, vision, life insurance, death, disability, accident and similar benefits in effect at the Closing Date; and for one year following the Closing Date, will continue the same vacation, holiday and leave policies in effect as of the date hereof. In addition, without limiting the generality of the foregoing and in addition to the requirements specified in Section 8.g. below, Buyer will be required to maintain an incentive compensation plan that will provide to Employees the economic benefits they would have received under the IC Plan attributable to the period beginning on January 1, 1999 and ending on the Closing Date.

                           e. Reimbursement for Certain Intercompany
Transactions and Employee Loans. On or prior to the date that any Adjustment Amount becomes payable in accordance with Section 2.e.ii. hereof and in any event, no later than ninety (90) days from the Closing Date, Buyer will, or will cause the Acquired Companies to, reimburse Seller's Parent or its Affiliates (other than the Acquired Companies) for all costs for health insurance benefits provided by Seller's Parent or any of its Subsidiaries or Affiliates to any Acquired Company or any of its Employees prior to the Closing Date, and which, in either case, represent an account payable, liability, obligation or accrual of any of the Acquired Companies as of the Closing Date. Without limiting the generality of the foregoing, to the extent permitted by law, Buyer will use

Best Reasonable Efforts to cause the Acquired Companies to withhold from each employee's pay checks amounts equal to the payments required to be made (i) in respect of any non-revenue travel on flights of American Airlines and American Eagle or otherwise by such employee or his or her relatives or acquaintances prior to and through the Closing Date and (ii) if requested by Seller, on any loans to such employee outstanding from American Airlines Employees Federal Credit Union (as shown by such Acquired Companies as owing to such Credit Union.) Buyer will cause the Acquired Companies to remit promptly such withheld amounts to the Credit Union, American Airlines or American Eagle, as the case may be, without setoff, counterclaim or reduction for any reason.

                           f. Pre-Closing Date Obligations. The Company shall
retain responsibility under all Employee Plans (except as set forth in Section 8.g. and h., both of which shall be the responsibility of Seller), for all cost of coverage and all amounts payable by reason of claims incurred by Employees or former Employees prior to the Closing Date, including claims which are not submitted until after the Closing Date.

                           g. Performance Bonus Plan. Seller shall retain
responsibility for the timely payment of all performance bonuses under the Company's incentive compensation plan (the "IC PLAN") with respect to the year ended December 31, 1998. Buyer will assist Seller in distributing such bonus payments to Employees in accordance with Seller's instructions. Promptly following the Closing Date, Seller shall pay to eligible Employees those transition benefits identified in Section 3.k. of Seller's Disclosure Schedule.

                           h. Workers Compensation Claims. On or prior to each
of the first, second, and third anniversary of the Closing Date, respectively, Buyer shall pay to Seller an amount equal to one-third of the Workers Compensation Accrual.

                  9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                           a. Accuracy of Representations. All of Seller's and
Seller's Parent's representations and warranties in this Agreement must have been accurate as of the date of this Agreement and must be accurate as of the Closing as if made on the Closing Date (except that representations and warranties that are confined to a specific date or period will be accurate only as of such date or period) in either case, after giving effect to all updates and amendments of Seller's Disclosure Schedule under Section 6.d. that have not resulted in Buyer's termination pursuant to Section 6.d and 11.a.i.; provided, however, that this condition will be deemed to be satisfied notwithstanding that any representation or warranty that is not qualified by a materiality or a Material Adverse Effect exception may not be accurate so long as all such inaccuracies considered together would not be deemed to have a Material Adverse Effect.

                           b. Seller's Performance.

                                    i. All of the covenants and obligations that
         Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date, must have been duly performed and complied with in all material respects; and

                                    ii. Each document required to be delivered
         pursuant to Section 2.d.i. must have been delivered to Buyer.

                           c. Consents. Each of the Consents that are identified
or referred to in Parts A and B of Section 10.c. of Seller's Disclosure Schedule must have been obtained and must be in full force and effect as of the Closing Date.

                           d. Additional Documents. Buyer will have received a
certificate executed by Seller stating that all conditions set forth in Sections 9.a. to 9.c. have been satisfied.

                           e. No Proceedings. On the Closing Date, there shall
be no Proceeding or Order instituted by any court or any Governmental Body that would reasonably be expected to (i) prohibit or invalidate the sale of the Shares or (ii) affect materially and adversely the right of Buyer to own the Shares and to control the Company.

                           f. Certificates. The Seller shall have delivered to
Buyer (i) copies of the respective Certificates of Incorporation, including all amendments thereto, of each of the Acquired Companies, certified by the appropriate official of its jurisdiction of incorporation or, to the extent such certification cannot be obtained in any non-U.S. jurisdiction, on a timely basis prior to the Closing Date, then by an officer of such Acquired Company; and (ii) a certificate from the appropriate official in each jurisdiction in the United States in which the Acquired Companies are incorporated or qualified to do business to the effect that each of the Acquired Companies is in good standing in such state, or in the case of an Acquired Company incorporated outside of the United States, equivalent documentation if customarily available; in each case, dated as of a recent date.

                           g. Resignations. Buyer shall have the received the
resignations, dated the Closing Date, of, (or shall have removed from office) those officers and directors of the Acquired Companies as shall be designated by Buyer in writing to Seller not less than five Business Days prior to the Closing Date.

                           h. Incumbency Certificates. Seller and Seller's
Parent shall have delivered to Buyer incumbency certificates with respect to each of the persons signing this Agreement and any other document or certificate in connection herewith on behalf of Seller and Seller's Parent.

                           i. Opinion. Buyer shall have received an opinion of
Haynes and Boone, LLP, dated the Closing Date, addressed to Buyer substantially in the form of Exhibit 2.d.i(4).

                           j. Debt. Seller shall have paid, or caused to be
paid, or assumed full and complete liability for the outstanding balance of indebtedness for borrowed money from

Seller, Seller's Parent or any other Person and shall have paid or discharged any capitalized leases.

                           k. Financing. Buyer shall have obtained debt
financing in at least the amount set forth in the Debt Commitment Letter.

                           l. EBITDA. The consolidated net income of the
Acquired Companies before net interest, expense, income taxes, depreciation and amortization expense as set forth on the audited income statement of the Acquired Companies for the year ended December 31, 1998 shall have been no less than $14 million.

                           m. Audit. Prior to the Closing Date, an audit of the
Acquired Companies on a consolidated basis for the year 1998 in accordance with GAAP shall have been completed by Seller's Accountants and delivered to Buyer.

                           n. No Material Adverse Change. Since the date of this
Agreement, there shall have been no event or circumstance or series of related events or circumstances that have caused or could reasonably be expected to cause a material adverse change in the Business or the financial condition, operations, properties, assets or results of operations of the Acquired Companies, taken as a whole (a "MATERIAL ADVERSE CHANGE"), however, no Material Adverse Change will be deemed to have occurred if such event or circumstance is caused by (i) one or more downturns in the economy or the securities market in general, or (ii) one or more downturns in the industries in which the Business operates.

                           o. AA Agreement. The Company and American Airlines,
Inc. shall have entered into the Restated Amendment of Airline Services Contract in the form attached hereto as Exhibit "C" (the "UMBRELLA AMENDMENT").

                  10. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

                           a. Accuracy of Representations. All of Buyer's
representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                           b. Buyer's Performance.

                                    i. All of the covenants and obligations that
         Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects; and

                                    ii. Buyer must have delivered each of the
         documents required to be delivered by Buyer pursuant to Section 2.d.ii. and must have paid the Unadjusted Purchase Price.

                           c. Consents. Each of the Consents that is
specifically identified in Part A of Section 10.c. of the Seller's Disclosure Schedule must have been obtained and must be in full force and effect as of the Closing Date.

                           d. Additional Documents. Seller will have received
the following documents:

                                    i. a certificate executed by Buyer stating
         that all conditions set forth in Sections 10.a. and 10.b. have been satisfied; and

                                    ii. a certificate executed by Buyer
         verifying that all necessary actions have been taken to change the name of the Company and of all Subsidiaries of the Company and the names under which such entities conduct operations to remove all references to "American," "American Airlines," "AA," "AMR," "AMRS" and all derivatives thereof; provided, however, that in the case of name changes in foreign jurisdictions, such changes shall be implemented as soon as practicable following the Closing (but in no event later than 10 Business days following the Closing Date).

                           e. No Proceedings. On the Closing Date, there shall
be no Proceeding or Order instituted by or before any court or any Governmental Body that would reasonably be expected to (i) prevent consummation of the purchase and sale of the Shares, or (ii) cause the purchase and sale of the Shares to be rescinded following Closing.

                           f. Opinion. Seller shall have received an opinion of
Schulte Roth & Zabel L.L.P. dated the Closing Date, addressed to Seller and Seller's Parent substantially in the form of Exhibit 2.d.ii.(6).

                  11. TERMINATION.

                           a. Termination Events. This Agreement may, by notice
given prior to or at the Closing, be terminated:

                                    i. by Buyer if a Breach of any
         representation, warranty, or covenant of Seller's Parent or Seller in this Agreement has occurred that would constitute a failure of the conditions set forth in Sections 9.a. or 9.b.i., and such Breach has not been cured by Seller or waived by Buyer within thirty (30) days following written notice from Buyer;

                                    ii. by Seller if a Breach of any
         representation, warranty, or covenant of Buyer in this Agreement has occurred that would constitute a failure of the conditions set forth in Sections 10.a. or 10.b.i. and such Breach has not been cured by Buyer or waived by Seller within thirty (30) days of notice from Seller;

                                    iii. by Buyer if any of the conditions in
         Section 9 has not been satisfied as of March 31, 1999 (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

                                    iv. by Seller, if any of the conditions in
         Section 10 has not been satisfied as of March 31, 1999 (other than through the failure of Seller or Seller's Parent to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                                    v. by mutual consent of Buyer and Seller; or

                                    vi. by either Buyer or Seller if the Closing
         has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 1999 or such later date as the parties may agree upon in writing.

                           b. Effect of Termination. Each party's right of
termination under Section 11.a. is in addition to any other rights it may have under this Agreement, and the exercise of a right of termination will not be an election of remedies, except as may be specifically provided in Section 11.c. of this Agreement. If this Agreement is terminated pursuant to Section 11.a., all further obligations of the parties under this Agreement will terminate, except as provided in Sections 14.a. and 14.d. or as otherwise expressly provided in this Agreement or the Performance Guaranty.

                           c. Limited Remedies of Buyer Upon Termination. In the
event the Agreement is terminated by Buyer (a) pursuant to Section 11.a.i. as a result of a Breach by Seller (which is not cured within the applicable grace period), or (b) pursuant to Section 11.a.iii. if the Closing does not occur by March 31, 1999 because of a failure by Seller to meet the conditions set forth in Sections 9.a., b., d. (to the extent the failure of the condition set forth in Section 9.d. is not related to an inability to obtain a Consent), f., g., h., i., j., m., n. (to the extent the failure of the condition set forth in Section 9.n. could reasonably have been avoided by Seller) and o., or by Seller (i) pursuant to Section 11.a.ii. as a result of a Breach by Buyer (which is not cured within the applicable grace period) or (ii) pursuant to Section 11.a.iv. if the Closing does not occur by March 31, 1999 because of a failure by Buyer to meet the conditions set forth in Sections 10.a., b., d., and f., then the non-breaching party will, in addition to any equitable remedies (including, without limitation, specific performance) that may be available to such non-breaching party, be entitled to receive reimbursement of its reasonable out-of-pocket expenses in connection with the Contemplated Transactions, not to exceed the aggregate amount of $500,000, within five (5) Business Days of the claiming party's submission of vouchers evidencing such expenses. EXCEPT FOR ANY EQUITABLE REMEDIES AVAILABLE TO THE PARTIES, NO OTHER REMEDIES, INCLUDING THE REMEDIES SPECIFIED IN SECTION 12 HEREOF, WILL BE AVAILABLE TO EITHER PARTY IN SUCH EVENTS. IT IS UNDERSTOOD AND AGREED THAT (A) BUYER WILL RECOVER THE FOREGOING AMOUNTS SOLELY FROM THE ACQUIRED COMPANIES, AND BUYER COVENANTS NOT TO

SUE SELLER OR SELLER'S PARENT THEREFOR AND (B) SELLER AND SELLER'S PARENT WILL RECOVER SUCH AMOUNTS SOLELY FROM BUYER, OR BUYER'S PARENT PURSUANT TO THE PERFORMANCE GUARANTY. SUCH REIMBURSEMENT OF EXPENSES WILL CONSTITUTE A PARTY'S SOLE MONETARY REMEDY AGAINST THE OTHER PARTY IN RESPECT OF ITS TERMINATION OF THIS AGREEMENT PURSUANT TO SUCH PROVISIONS. TO THE EXTENT IT IS DETERMINED THAT A PARTY IS ENTITLED TO A REMEDY, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNT SET FORTH IN THIS SECTION 11.c. AS SUCH PARTY'S SOLE MONETARY REMEDY UPON SUCH TERMINATION, IS A REASONABLE ESTIMATE, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, OF ACTUAL DAMAGES TO SUCH PARTY RESULTING FROM ANY BREACH BY THE OTHER PARTY.

                  12. INDEMNIFICATION; REMEDIES.

                           a. Survival. Subject to the provisions set forth in
Section 12.d. below, all representations, warranties, covenants, and obligations contained in this Agreement, Seller's Disclosure Schedule, and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

                           b. Indemnification and Payment of Damages by Seller
and Seller's Parent. Subject to the limitations otherwise set forth in this
Section 12, from and after the Closing Date, Seller and Seller's Parent jointly and severally will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, and Affiliates (collectively, the "BUYER INDEMNIFIED PERSONS") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental, punitive, lost opportunity and consequential or special damages of any nature), reasonable expenses (including reasonable costs of investigation and reasonable defense and attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

                                    i. any Breach as of the Closing Date of any
         representation or warranty made by Seller or Seller's Parent in this Agreement, Seller's Disclosure Schedule or any certificate delivered by Seller pursuant to this Agreement;

                                    ii. any Breach by Seller of any covenant or
         obligation of Seller in this Agreement;

                                    iii. any Damages resulting from any claim
         made under and to the extent covered by any U.S. federal, state, or local workers compensation law with respect to Employees employed by the Acquired Companies prior to the Closing Date and with respect to Transferred Employees arising out of or relating to any accident, injury or other similar event that occurred prior to the Closing Date;

                                    iv. any Damages resulting from any
         third-party claims made under and to the extent covered by the Aviation Liability Insurance Policy arising out of occurrences prior to the Closing Date net of insurance proceeds received by the Acquired Companies; and

                                    v. those certain matters set forth in
         Section 12.b.v. of Seller's Disclosure Schedule.

                                    vi. any Damages resulting from or relating
         to the assignment of the Love Field Lease and Dalfort Merger Agreement;

                                    vii. any Damages arising out of liabilities
         of the Seller or any of its ERISA Affiliates (defined as any other person that, together with the Seller, would be treated as a single employer under Section 4001(b) of ERISA and the regulations thereunder) under any and all Pension Plans subject to Title IV of ERISA currently or at any time in the past maintained or contributed to by the Seller or any of its ERISA Affiliates.

                           c. Indemnification and Payment of Damages by Buyer.
Prior to the Closing Date Buyer will, and after the Closing Date Buyer will, and will cause the Acquired Companies jointly and severally with Buyer to, indemnify and hold harmless Seller and Seller's Parent, and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively the "SELLER INDEMNIFIED PERSONS"), and will pay to the Seller Indemnified Persons, the entire amount of any Damages arising, directly or indirectly, from or in connection with:

                                    i. any Breach as of the Closing Date of any
         representation or warranty made by Buyer in this Agreement or any certificate delivered by Buyer or Buyer's Parent pursuant to this Agreement; and

                                    ii. any Breach by Buyer of any covenant or
         obligation of Buyer in this Agreement.

                           d. Time Limitations.

                                    i. Seller and Seller's Parent. If the
         Closing occurs, neither Seller nor Seller's Parent will have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with by Seller prior to the Closing Date, other than those specified in Sections 3.b.i., 3.c. (except for the last two sentences of Section 3.c.i.), 3.h., 3.m., 3.q., 12.b.iii., 12.b.v., 12.b.vi.,
         12.b.vii., 12.e. and 13. hereof, unless on or before the second anniversary of the Closing Date, Buyer notifies Seller and Seller's Parent of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Claims with respect to Sections 3.b.i., 3.c. (except for the last two sentences of Section 3.c.i.), 3.h., 3.q., 12.b.iii., 12.b.v., 12.b.vi., 12.b.vii.
         and 13 hereof or other covenants of Seller or Seller's Parent which, by their terms apply after or survive the Closing may be made at any time after the Closing Date, subject to any applicable statute of limitations. Claims with respect to the representations and warranties of Seller set forth in Section 3.m. hereof will in no event survive the Closing Date for any purpose.

         Claims with respect to Section 12.e. hereof may be made at any time on or before the fifth anniversary of the Closing Date.

                                    ii. Buyer. If the Closing occurs, Buyer will
         have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with by Buyer prior to the Closing Date, other than those specified in Sections 4.b.i., 4.i., 8 and 13 hereof, unless on or before the second anniversary of the Closing Date, Seller or Seller's Parent notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller or Seller's Parent. Claims with respect to Sections 4.b.i., 4.i. and 13 hereof or other covenants of Buyer or Buyer's Parent which by their terms apply after or survive the Closing may be made at any time hereafter, subject in each case to any applicable statute of limitations.

                           e. Environmental Indemnification.

                                    i. Seller Indemnification. In addition to
         the indemnification provided by Seller pursuant to Section 12.b. hereof, Seller will defend, indemnify and hold harmless the Buyer Indemnified Persons from and against any and all Environmental Liabilities arising from (i) any Release or Threatened Release of a Hazardous Material which occurred prior to the Closing Date at any Facility; (ii) any violation of any environmental permit or Environmental Law with respect to any period after the Closing Date; and (iii) Environmental Claims arising from a condition existing at any of the Facilities prior to the Closing Date (collectively, "SELLER ENVIRONMENTAL LIABILITIES"). Notwithstanding the foregoing and in addition to the other limitation which may arise pursuant to the terms of Section 12.e.iii. below, Seller Environmental Liabilities will be subject to a deductible of $50,000 per Station (i.e., airport or other location at which one or more Facilities are or were located), or an aggregate deductible of $250,000, and Seller will have no liability with respect to Seller Environmental Liabilities until such amounts are exceeded; the foregoing will in no event affect Seller's rights with respect to Remedial Actions under Section 12.e.iv. below, it being understood that at Seller's option, in lieu of Buyer assuming any responsibility for Seller Environmental Liabilities which fall within the foregoing deductible, Seller may request reimbursement for the foregoing amounts from Buyer to the extent Seller Environmental Liabilities subsequently exceed the foregoing.

                                    ii. Buyer Indemnification. For a period of
         five (5) years from the Closing Date, in addition to the indemnification provided by Buyer pursuant to Section 12.b. hereof, Buyer will defend, indemnify and hold harmless the Seller Indemnified Persons from and against (i) any and all Environmental Liabilities arising from any Release or Threatened Release of a Hazardous Material caused by an Acquired Company which occurs after the Closing Date at any Facility; (ii) any violation of any environmental permit or Environmental Law caused by an Acquired Company with respect to any period after the Closing Date; and (iii) Environmental Claims arising from a condition existing at any of the Facilities after the Closing Date caused by any Acquired Company.

                                    iii. Exclusive Indemnities. Notwithstanding
         anything to the contrary in this Agreement, the indemnities contained in this Section 12.e. are the sole indemnity provisions concerning Environmental Liabilities under this Agreement and will operate with respect to the matters covered to the exclusion of any and all other indemnity provisions herein, but subject to Section 12.d., 12.f.iii., 12.g., 12.h. and 12.i.

                                    iv. Procedures with Respect to Covered
         Liabilities

                                            (1)      Seller will take Remedial
                                                     Action with respect to
                                                     Seller Environmental
                                                     Liabilities in compliance
                                                     with any applicable
                                                     Environmental Laws in a
                                                     manner acceptable to the
                                                     appropriate Governmental
                                                     Body. Remedial Action may
                                                     include the use of risk
                                                     assessments and/or
                                                     institutional controls to
                                                     the extent approved by a
                                                     Governmental Body in order
                                                     to obtain approval of any
                                                     plan of Remedial Action
                                                     with respect thereto.
                                                     Seller will negotiate the
                                                     requirements for any
                                                     Remedial Action with the
                                                     appropriate Governmental
                                                     Bodies, employ all
                                                     consultants and contractors
                                                     necessary for any Remedial
                                                     Action, pay all costs
                                                     associated with such
                                                     Remedial Action and be
                                                     entitled to manage, control
                                                     and conduct any such
                                                     Remedial Action that
                                                     constitutes a Seller
                                                     Environmental Liability.
                                                     Seller will consult with
                                                     Buyer regarding discussions
                                                     with any Governmental Body
                                                     concerning any Remedial
                                                     Action. Buyer or any
                                                     Acquired Company may have a
                                                     Representative present
                                                     during any meeting with any
                                                     Governmental Body;
                                                     provided, however, that
                                                     such Representative will
                                                     not actively participate in
                                                     any such meetings. To the
                                                     extent Buyer or any
                                                     Acquired Company requests
                                                     any material changes to any
                                                     Remedial Action or RAW
                                                     which exceed to any extent
                                                     the requirements of any
                                                     Governmental Body or
                                                     Environmental Law, Buyer or
                                                     such Acquired Company will
                                                     be solely responsible for
                                                     any increased costs
                                                     attributable to such
                                                     material changes. Seller
                                                     will use its Best
                                                     Reasonable Efforts to
                                                     conduct any Remedial Action
                                                     in a manner to reasonably
                                                     minimize interference with
                                                     the operations of the
                                                     Acquired Companies at any
                                                     Facility, although Buyer or
                                                     any Acquired Company
                                                     recognizes that
                                                     interference is probable.
                                                     Seller and Buyer or any
                                                     Acquired Company, as
                                                     applicable, will execute an
                                                     access agreement if the
                                                     Remedial Action materially
                                                     interferes with the
                                                     Acquired Companies'
                                                     operations, which access
                                                     agreement will be in
                                                     accordance with customary
                                                     industry practice.

                                            (2)      Neither Buyer nor any
                                                     Acquired Company will
                                                     (without the express
                                                     written consent of Seller
                                                     which will not be
                                                     unreasonably withheld)
                                                     initiate or conduct any
                                                     subsurface investigation of
                                                     an environmental condition
                                                     at any Facility which may
                                                     constitute a Seller
                                                     Environmental Liability,
                                                     unless and except to the
                                                     extent required to do so
                                                     under Environmental Law or
                                                     in fulfillment of the
                                                     express requirement of an
                                                     appropriate Governmental
                                                     Body and, then, only with
                                                     prior notice to Seller and
                                                     after providing Seller with
                                                     an opportunity to be
                                                     present at any subsurface
                                                     investigation and an
                                                     ability to split any
                                                     samples taken. Activities
                                                     conducted by the Buyer or
                                                     any Acquired Company in the
                                                     Ordinary Course of
                                                     Business, including
                                                     improvements or repairs,
                                                     will not be considered
                                                     subsurface investigation,
                                                     unless Buyer or any
                                                     Acquired Company reasonably
                                                     anticipates that a
                                                     subsurface condition
                                                     exists.

                                            (3)      Buyer will promptly (but in
                                                     no event greater than
                                                     fourteen (14) calendar
                                                     days) notify Seller upon
                                                     Buyer's receipt of any
                                                     Environmental Claim of or
                                                     upon gaining of any
                                                     knowledge of a Seller
                                                     Environmental Liability.
                                                     Buyer also hereby agrees to
                                                     provide Seller with prompt
                                                     written notice of any
                                                     Release or Threatened
                                                     Release of a Hazardous
                                                     Material that is reportable
                                                     to a Governmental Body at
                                                     any Facility after the
                                                     Closing Date. Failure to
                                                     provide such notice on a
                                                     timely basis will not
                                                     result in the Damages
                                                     relating thereto being
                                                     excluded as Seller
                                                     Environmental Liabilities,
                                                     except to the extent the
                                                     Seller is prejudiced
                                                     thereby.

                                            (4)      Notwithstanding anything
                                                     herein to the contrary,
                                                     Seller will have the
                                                     absolute right to manage,
                                                     control and resolve any
                                                     settlement or defense of
                                                     any

                                                     Environmental Claim arising
                                                     in connection with any
                                                     Seller Environmental
                                                     Liability. Buyer will have
                                                     the right to participate in
                                                     the settlement or defense
                                                     of any such Environmental
                                                     Claim, with its own counsel
                                                     and at its own expense, so
                                                     long as it does not
                                                     interfere with or delay in
                                                     any manner Seller's
                                                     resolution of any such
                                                     Environmental Claim.

                                            (5)      Upon reasonable written
                                                     notice from Seller, Buyer
                                                     agrees to provide
                                                     reasonable access to Seller
                                                     to any Facility and to
                                                     Buyer's or the Acquired
                                                     Companies' Employees or
                                                     Representatives at all
                                                     reasonable times necessary
                                                     to carry out any Remedial
                                                     Action at any Facility and
                                                     to prepare any materials
                                                     for submission to a
                                                     Governmental Body.

                                            (6)      Seller will propose a
                                                     remedial action workplan
                                                     ("RAW") with respect to any
                                                     Remedial Action relative to
                                                     a Seller Environmental
                                                     Liability and will provide
                                                     Buyer with a copy of the
                                                     RAW prior to submission to
                                                     the Governmental Body for
                                                     review by Buyer, which
                                                     review must be conducted by
                                                     Buyer within fourteen (14)
                                                     calendar days after
                                                     receipt. Seller will
                                                     incorporate any reasonable
                                                     comments or reasonable
                                                     modifications proposed by
                                                     the Buyer into the RAW.
                                                     Upon approval of the RAW,
                                                     Seller will implement the
                                                     RAW in all material
                                                     respects. Seller will
                                                     provide Buyer with a status
                                                     report of the Remedial
                                                     Action within fourteen (14)
                                                     calendar days of the end of
                                                     each quarterly period (the
                                                     "QUARTERLY REPORT"). Seller
                                                     will provide the Buyer with
                                                     copies of any submissions
                                                     and applications to the
                                                     Governmental Body at least
                                                     ten (10) days prior to
                                                     filing with the
                                                     Governmental Body for
                                                     Buyer's review (it being
                                                     understood that comments
                                                     must be received at least
                                                     two (2) Business Days prior
                                                     to the date the submission
                                                     is due). Seller will
                                                     incorporate any reasonable
                                                     comments made by Buyer to
                                                     such documents; provided,
                                                     however, that neither Buyer
                                                     nor any Acquired Company
                                                     will take any action or
                                                     fail to take any action
                                                     hereunder which could
                                                     materially delay the RAW or
                                                     materially increase
                                                     Seller's Environmental
                                                     Liabilities covered by such
                                                     RAW. Seller will further
                                                     promptly (but in no event
                                                     greater
                                                     than ten (10) calendar
                                                     days) provide Buyer with
                                                     copies of all material
                                                     correspondence from the
                                                     Governmental Body,
                                                     environmental consultant's
                                                     reports and other material
                                                     documents relating to the
                                                     Remedial Action.

                           f. Other Limitations.

                                    (i) Threshold. Except as provided in
         Sections 12.e. and 13 hereof or with respect to the matters set forth in Sections 12.b.iii., 12.b.iv., 12.b.v., 12.b.vi. and 12.b.vii. of Seller's Disclosure Schedule, Seller and Seller's Parent (considered jointly) will not have any obligation to indemnify Buyer and/or any other Buyer Indemnified Person for claims under this Agreement or in connection with the Contemplated Transactions until Buyer's and/or any other Buyer Indemnified Person's indemnifiable Damages exceed $1.0 million and then Seller and Seller's Parent will indemnify Buyer and/or any other Buyer Indemnified Person for all Damages subject to Section 12.f.ii. without regard to such threshold.

                                    (ii) Cap. Except as provided in Section
         13.b.i.(2) hereof, or with respect to the matters set forth in Section 12.b.v. of Seller's Disclosure Schedule or Section 12.e. hereof, Seller and Seller's Parent (considered jointly) will not have any liability to Buyer and/or any other Buyer Indemnified Person for indemnifiable Damages under this Agreement or in connection with the Contemplated Transactions in excess of 50% of the Purchase Price (after which point Seller and Seller's Parent will have no obligation to indemnify Buyer and/or any other Buyer Indemnified Person from and against further Damages).

                                    (iii) Indemnification Based Upon Net Damage.
         The duty and obligation of either Seller, Seller's Parent or Buyer or any Acquired Company to provide indemnification hereunder will be limited to the net amount of any Damages actually sustained and/or paid. In determining the net amount of Damages, the actual amount of Damages will be reduced by the aggregate value of any assets, properties and rights, including without limitation, proceeds of insurance, claims, cross-claims, counterclaims and the like which are either received directly by the indemnified party, or by the indemnifying party on behalf of the indemnified party and remitted to the indemnified party, and federal or state income or franchise Tax benefits realized or reasonably expected to be realized by such party as a direct result of the event giving rise to the claim for indemnification. In such connection, an indemnified party will fully cooperate with the indemnifying party in pursuing and realizing all amounts which may be available from third persons (without being obligated to incur any additional non-reimbursable expense, or liability in respect of specious or unfounded lawsuits filed in its name). In addition, in determining the net amount of such Damages for which indemnification is required, the amount of indemnification will be increased to include any federal or state income or franchise Tax liability incurred or reasonably expected to be incurred by a party as a direct result of such indemnification. If any Tax benefit expected to be realized is in fact not realized, or any Tax liability expected to be incurred is not in fact incurred, then an adjustment will be made to compensate the other party. This Section 12.f.iii. shall not apply to any indemnification obligations under Section 13.

                           g. Procedure for Indemnification -- Third Party
Claims.

                                    i. Promptly after receipt by an indemnified
         party under Section 12.b. or 12.c. of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give prompt notice in writing to the indemnifying party of the assertion and commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                                    ii. If any Proceeding referred to in Section
         12.g.i. is brought against an indemnified party and the indemnified party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate because of a conflict of interest) the indemnifying party shall be entitled to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding within fifteen (15) days after the indemnified party has given notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 12.g. for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (1) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (2) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent (other than in accordance with clause (1) hereof), which will not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen (15) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, then the indemnifying party will remain responsible for any Damages the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Proceeding to the fullest extent provided by this Section 12.

                                    iii. EACH PARTY HEREBY CONSENTS TO THE
         NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES COURT IN WHICH A PROCEEDING IS BROUGHT AGAINST ANY INDEMNIFIED PERSON FOR PURPOSES OF ANY CLAIM THAT AN INDEMNIFIED PERSON MAY HAVE UNDER THIS AGREEMENT WITH RESPECT TO SUCH PROCEEDING OR THE MATTERS ALLEGED THEREIN, AND AGREE THAT PROCESS MAY BE SERVED ON IT WITH RESPECT TO SUCH A CLAIM ANYWHERE IN THE UNITED STATES.

                                    iv. The provisions of this Section 12.g.
         will not be deemed to apply to the matters set forth in Section 12.b.v. of Seller's Disclosure Schedule; it being understood that Seller has already assumed the defense of such Proceedings and will have the right, in its sole discretion, to compromise or settle such matters, without Buyer's or an Acquired Company's consent or participation. Buyer's rights with respect to such matters will instead be limited to the right to be informed from time to time by Seller with respect to the status of such matters, subject in any case to confidentiality concerns of Seller or Seller's counsel. In addition, the provisions of this Section 12.g. will not apply with respect to proceedings related to Taxes, which and proceedings shall be governed by Sections 13.e.

                           h. Procedure for Indemnification -- Other Claims. A
claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                           i. Exclusivity of Indemnification Provisions. The
parties acknowledge and agree that the purpose of the representations and warranties, and covenants and obligations in this Agreement is to give the aggrieved party the right to be indemnified pursuant to Sections 12. and 13. Accordingly, the parties agree that breaches of such representations and warranties will not be deemed to constitute fraud or misrepresentation under state or federal law. Additionally, the following limitations will apply:

                                    EXCEPT AS PROVIDED IN SECTIONS 6.h. AND
                  6.i., FOLLOWING THE CLOSING DATE, THE INDEMNIFICATION PROVISIONS AS PROVIDED IN THIS AGREEMENT WILL BE THE SOLE AND EXCLUSIVE REMEDY AND RECOURSE FOR ANY BREACH OF THIS AGREEMENT BY SELLER OR SELLER'S PARENT OR ANY OTHER CLAIM BY BUYER UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS AND BUYER WILL HAVE NO OTHER ENTITLEMENT, REMEDY OR RECOURSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, AGAINST SELLER OR SELLER'S PARENT, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES UNDER OR WITH RESPECT TO THIS AGREEMENT, ALL OF SUCH ENTITLEMENTS, REMEDIES AND RECOURSE BEING HEREBY EXPRESSLY WAIVED BY BUYER TO

                  THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS. IN ADDITION, THE AMOUNT OF THE CAPS APPLICABLE TO SELLER OR SELLER'S PARENT SET FORTH IN SECTION 12.f WILL BE THE MAXIMUM AMOUNT OF THE INDEMNIFICATION OBLIGATIONS OF SELLER AND SELLER'S PARENT HEREUNDER, AND NEITHER SELLER, SELLER'S PARENT, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES WILL HAVE FURTHER PERSONAL OR OTHER LIABILITY THEREFOR. IF THE CLOSING OCCURS, AND TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, BUYER WILL NOT BE ENTITLED TO A RESCISSION OF THIS AGREEMENT OR TO ANY FURTHER INDEMNIFICATION RIGHTS OR CLAIMS OF ANY NATURE WHATSOEVER HEREUNDER, ALL OF WHICH BUYER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

                                    FOLLOWING THE CLOSING DATE, THE
                  INDEMNIFICATION PROVIDED IN THIS AGREEMENT WILL BE THE SOLE AND EXCLUSIVE REMEDY AND RECOURSE FOR ANY BREACH OF THIS AGREEMENT BY BUYER OR ANY OTHER CLAIM BY SELLER OR SELLER'S PARENT UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS AND SELLER AND SELLER'S PARENT WILL HAVE NO OTHER ENTITLEMENT, REMEDY OR RECOURSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, AGAINST BUYER OR ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES UNDER OR WITH RESPECT TO THIS AGREEMENT, ALL OF SUCH ENTITLEMENTS, REMEDIES AND RECOURSE BEING EXPRESSLY WAIVED BY SELLER AND SELLER'S PARENT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS. IF THE CLOSING OCCURS, AND TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, NEITHER SELLER NOR SELLER'S PARENT WILL BE ENTITLED TO A RESCISSION OF THIS AGREEMENT OR TO ANY FURTHER INDEMNIFICATION RIGHTS OR CLAIMS OF ANY NATURE WHATSOEVER HEREUNDER, ALL OF WHICH SELLER AND SELLER'S PARENT HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

                  13. TAX MATTERS.

                           a. Section 338(h)(10) Election. If requested by
Buyer, Seller's Parent will join with Buyer in making an election under Section 338(h)(10) of the Code or any comparable provision of state, local or foreign law (the "SECTION 338(h)(10) ELECTION") with respect to Buyer's acquisition of the Shares and, in such case, Seller's Parent agrees to file all necessary forms and schedules as may be required under applicable Treasury Regulations to effectuate the Section 338(h)(10) Election. If Buyer elects to make the Section 338(h)(10) Election, Buyer and Seller's Parent agree that they will use their Best Reasonable Efforts to agree on the appropriate "fair market value" of the assets of the Company as of the Closing Date and the allocation of the "modified adjusted deemed sale price" (as defined in Treasury Regulation
Section 1.338(h)(10)-1(f)) among the assets of the Company and the Acquired Companies. If, sixty days before the last date on which the Section 338(h)(10) Election must be filed, no agreement has been reached, then Buyer and Seller's Parent shall each submit its respective determination of the proper allocation to an independent valuation firm mutually acceptable to the parties (the "APPRAISER"). The Appraiser shall select either the allocation submitted by Buyer or by Seller's Parent as the more reasonable of the two allocations, and thereafter such allocation shall be binding on Buyer and Seller's Parent and their respective affiliates, successors and assigns for all Federal, state, local and foreign income tax purposes. The fees and disbursements of the Appraiser shall be borne by the party whose allocation was not selected as the more reasonable by the Appraiser.

                           b. Liability for Taxes.

                                    i. Seller will be liable for (1) any Taxes
         imposed on or incurred by the Acquired Companies for any taxable period ending on or before the Closing Date (the "PRE-CLOSING PERIOD") or allocated to Seller pursuant to this paragraph (i), including any Taxes resulting from the Section 338(h)(10) Election, but excluding any Federal Income Taxes caused by, or arising from, an actual or deemed election under Section 338(g) of the Code with respect to the purchase of the Share and (2) any income Taxes imposed on the Acquired Companies pursuant to Treasury Regulation Section 1.1502-6 or any comparable state, local or foreign tax provision with respect to the taxable income of any member of the AMR Group or any other affiliated, consolidated, combined or unitary group of which any Acquired Company was a member prior to the Closing Date (other than the Acquired Companies) for any taxable period and (3) and Taxes imposed as a result of the breach or inaccuracy of any representation or warranty contained in Section 3.h. hereof. The liability for foreign, state or local income Taxes imposed on or incurred by the Acquired Companies for any taxable period which begins on or before the Closing Date and ends after the Closing Date will be allocated between Seller and Buyer in the same manner as taxable income is reported for that taxable period for federal income tax purposes. In the case of ad valorem, franchise (other than such Taxes that are a substitute for income taxes) and similar Taxes that are imposed for a taxable period beginning before and ending after the Closing Date, the portion attributable to the Pre-Closing Period will be determined by prorating such Taxes for the taxable period on a daily basis.

                                    ii. Buyer will be liable for (1) any Federal
         Income Taxes imposed on or incurred by any member of the AMR Group caused by, or arising from, an actual or deemed election under Section 338(g) of the Code (excluding any Taxes resulting from the Section 338(h)(10) Election) with respect to the purchase of the Shares, (2) any Taxes imposed on or incurred by the Acquired Companies for any taxable period

         (the "POST-CLOSING PERIOD") beginning after the Closing Date, and (3) any excise or transfer Tax arising from the sale of Shares. Buyer will also be liable for any foreign, state or local Taxes incurred by any Acquired Company which are not the liability of the Seller pursuant to
         Section 13.b.i. of this Agreement.

                                    iii. Seller will be entitled to any refunds
         (whether by payment, credit, offset or otherwise) in respect to any Taxes for which Seller is liable under Section 13.b.i. of this Agreement. Buyer and its Affiliates will cooperate with Seller in order to permit Seller to take all necessary steps to claim any such refunds. Any such refund received after the Closing by Buyer or its Affiliates, including the Acquired Companies, will be paid to Seller within thirty
         (30) days after its receipt.

                                    iv. Buyer will cause an election under
         Section 172(b)(3)(C) of the Code to be made to relinquish the net operating loss carryback period with respect to any losses incurred by the Acquired Companies following the Closing.

                                    v. Seller and Buyer agree that none of the
         AMR Group's unused minimum tax credit under Section 53 of the Code arising in any Pre-Closing Period (the "AMT CREDIT CARRYOVER") is allocable, apportionable or attributable to the Acquired Companies and that none of the Acquired Companies will claim any of the AMR Group's AMT Credit Carryover for any Return that includes any taxable period after the Closing Date.

                                    vi. It is expressly understood and agreed
         that the limitations set forth in Section 12.f.i. hereof will not apply to any liability of Seller or Seller's Parent for Taxes, as set forth in this Section 13.

                           c. Tax Returns.

                                    i. Seller is responsible for preparing and
         filing with the appropriate Governmental Bodies all Returns of the Acquired Companies for any Pre-Closing Period and for which the due date (with regard to waivers or extensions) of any such Return is after the Closing Date. All such Returns shall be prepared on a basis that is consistent with the manner in which Seller prepared or filed such Tax Returns for prior periods. Buyer and its Affiliates, including the Acquired Companies, will cooperate with Seller and will make available all necessary records and timely take all action necessary to allow Seller or its Affiliates to file, or prepare and file, as the case may be, any such Returns (including, without limitation, providing or causing to be provided to Seller or its Affiliates any powers of attorney that Seller may request for purposes of filing any such Returns).

                                    ii. Buyer and its Affiliates, including the
         Acquired Companies, are responsible for preparing and filing with the appropriate Governmental Bodies all Returns that relate to the Taxes of the Acquired Companies other than those described in Section 13.c.i. above. Seller, Seller's Parent and their Affiliates will cooperate with Buyer and will make available all necessary records and timely take all action necessary to allow Buyer or its Affiliates (including the Acquired Companies) to file, or prepare and file, as the case may be, any Returns of the Acquired Companies.

                                    iii. With respect to any Return to be filed
         by Buyer for a Tax period beginning on or before the Closing Date and ending after the Closing Date, Buyer shall deliver, at least thirty
         (30) days prior to the due date for filing such Return (including extensions), to Seller a statement setting forth the amount of Tax for which Seller is responsible pursuant to this Agreement, and copies of such Return. Any disagreement between Buyer and Seller with respect to the treatment of any item on such Return shall be submitted to an independent accounting firm of national standing mutually agreed upon by Buyer and Seller (the "ACCOUNTING REFEREE") for prompt final resolution. The Accounting Referee may resolve any dispute with respect to a Return in a manner which is consistent with the position which results in the least tax to be paid on such Return unless taking such position would result in a significant risk that penalties would be imposed with respect thereto.

                                    iv. The costs of referring the dispute to
         the Accounting Referee shall be shared equally by Buyer and Seller. Seller shall pay Buyer the Taxes for which Seller is liable pursuant to
         Section 13.b.i. but which are payable with Returns to be filed by Buyer pursuant to this Section 13.c.iii. within ten (10) Business Days prior to the due date for the filing of such Tax Returns. If the Accounting Referee has not resolved the treatment of any disputed items by the date which is ten (10) Business Days prior to the due date for the filing of such Tax Returns, the Seller shall pay Buyer the amount claimed by Buyer to be owed with respect thereto by such date and Buyer shall refund to Seller the amount, if any, by which the Accounting Referee determines that such amount exceeded Seller's actual liability under Section 13.b.i. once such final determination has been made.

                           d. Tax Allocation Arrangements. Effective as of the
Closing, all liabilities and obligations between the Acquired Companies on the one hand and Seller or its Affiliates (other than the Acquired Companies) on the other hand under any Tax allocation agreement or arrangement in effect prior to the Closing will be extinguished in full, and any liabilities or rights existing under any such agreement or arrangement will cease to exist and will no longer be enforceable. Seller and its Affiliates (including the Acquired Companies) will execute any documents necessary to effectuate the provisions of this
Section 13.d.

                           e. Tax Proceedings. In the event Buyer or any of its
Affiliates, including the Acquired Companies, receives any oral or written communication regarding any pending or threatened examination, claim, adjustment or other proceeding with respect to the liability of any of the Acquired Companies for Taxes for any period for which Seller is or may be liable under
Section 13.b.i., Buyer will within ten (10) days notify Seller in writing thereof. As to any such Taxes for which Seller is or may be liable under Section 13.b.i., Seller will be entitled to control, or settle the contest of, such examination, claim, adjustment or Proceeding. Buyer and its Affiliates, including the Acquired Companies, will cooperate fully with Seller in handling any such Tax audit, or administrative Tax proceeding, or other Tax Proceeding. Buyer will provide, or cause to be provided to Seller or its designee, necessary authorizations, including powers of attorney, to control any proceedings which Seller is entitled to control pursuant to this Section 13.e. In addition, regardless of which party is responsible for the payment of the Tax, no Tax audit, administrative Tax proceeding, or other Tax Proceeding which may affect a Return of any member of the AMR Group, including any of the Acquired Companies, for any Pre-Closing Period will be concluded by Buyer or any of its Affiliates, including the Acquired Companies, without the prior written consent of Seller's Parent, which consent will not be unreasonably withheld. No Tax audit, administrative Tax proceeding or other Tax proceeding which may affect a Return of Buyer, any Acquired Company or any group that includes Buyer or any Acquired Company for any period that includes any day after the Closing Date will be concluded by Seller or any Affiliate thereof without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                           f. Cooperation and Exchange of Information. Except as
otherwise provided in this Section 13, any amount to which a party is entitled under this Section 13 will be promptly paid to such party by the party obligated to make such payment following written notice to the party so obligated that the Taxes to which such amount relates have been paid or incurred and that provides details supporting the calculation of such amount. Each Party subject to indemnification under this Section 13 (an "INDEMNIFIED PARTY") will provide, or cause to be provided, to the party liable to indemnify such Indemnified Party (the "INDEMNIFYING PARTY") copies of all correspondence received from any Taxing authority by such Indemnified Party or any of its Affiliates, including the Acquired Companies, in connection with the liability of any of the Acquired Companies for Taxes for any period for which such Indemnifying Party is or may be liable under Section 13.b.i. or Section 13.b.ii. The parties will provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any Return, amended Return or claim for refund, in determining a liability or a right to refund or in conducting any audit or other Proceeding in respect of Taxes imposed on the parties or their respective Affiliates. Buyer and its Affiliates will preserve and retain all Returns, schedules, work papers and other Records relating to any such Returns, claims, audits or other Proceedings until the expiration of the statutory period of limitations (with regard to waivers and extensions) of the taxable periods to which such Records relate and until the final determination of any payments which may be required with respect to such periods under this Agreement and will make such documents available to Representatives of Seller or its Affiliates upon reasonable notice and at reasonable times, it being understood that such Representatives will be entitled to make copies of any such Records as they deem necessary. Buyer further agrees to permit Representatives of Seller or its Affiliates to meet with employees of Buyer or the Acquired Companies on a mutually convenient basis in order to enable such Representatives to obtain additional information and explanations of any documents provided pursuant to this Section 13.f. Buyer will make available, or cause the Acquired Companies to make available, to the Representatives of Seller or its Affiliates sufficient work space and facilities to perform the activities described in the two preceding sentences. Any information obtained pursuant to this Section 13.f. will be kept confidential in accordance with Section 14.d., except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting any audit or other proceeding. Each of the parties will provide the cooperation and information required by this Section 13.f. at its own expense.

                           g. Treatment of Payments. Solely for all Tax
purposes, any payments to or from Seller or to or from Buyer pursuant to this
Section 13 will be treated by Buyer and Seller as adjustments to the Purchase Price.

                  14. GENERAL PROVISIONS.

                           a. Expenses. Except as otherwise expressly provided
in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                           b. Public Announcements. Except as may be required by
law, any public announcement or similar publicity prior to or on the Closing Date with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as agreed by Seller, Seller's Parent and Buyer. Unless agreed by Seller, Seller's Parent and Buyer in advance or otherwise required by Legal Requirements, prior to Closing, Buyer, Seller and Seller's Parent will, and will cause the Acquired Companies to, keep this Agreement and the existence of the Contemplated Transactions strictly confidential and may not make any disclosure of this Agreement and the existence of the Contemplated Transactions to any Person. Seller, Seller's Parent and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions.

                           c. Notices. All notices, consents, waivers, and other
communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                              SELLER:           AMR Services Holding Corporation
                                                4333 Amon Carter Blvd.
                                                MD 5675
                                                Ft. Worth, Texas 76155
                                  Telephone:    817-967-1254
                                  Fax:          817-967-2937
                                  Attn:         Corporate Secretary


                              SELLER'S PARENT:  AMR Corporation
                                                4333 Amon Carter Blvd.
                                                MD 5675
                                                Ft. Worth, Texas 76155
                                  Telephone:    817-967-1254
                                  Fax:          817-967-2937
                                  Attn:         Corporate Secretary

                              BUYER:        MR Services Acquisition Corp.
                                            c/o Castle Harlan Partners III, L.P.
                                            East 58th St.
                                            New York, NY 10155
                                Attn:       Marcel Fournier
                                Telephone:  (212) 644-8600
                                Fax:        (212) 207-8042

                              WITH COPY TO: Schulte Roth & Zabel LLP
                                            900 Third Avenue
                                            New York, NY 10022
                                Attn:       Marc Weingarten
                                Telephone:  (212) 756-2000
                                Fax:        (212) 593-5955

                           d. Confidentiality. Buyer acknowledges that the
information being provided to it in connection with the purchase and sale of the Shares and the consummation of the other Contemplated Transactions is subject to the terms of a confidentiality agreement between Buyer and Seller (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference. In addition to, and without prejudice to or limiting the foregoing, between the date of this Agreement and the earliest of (i) October 8, 2001, (ii) the Closing Date, or (iii) the date of termination of this Agreement pursuant to
Section 11, Buyer and Seller will maintain in confidence, and will cause their respective Representatives to maintain in confidence, and not use to the detriment of the other party or an Acquired Company any written, oral, or other information obtained in confidence from the other party or an Acquired Company (the "DISCLOSING PARTY") in connection with this Agreement or the Contemplated Transactions, unless such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Disclosing Party's Representatives, (ii) was within a party's (the "RECEIVING PARTY") possession prior to its being furnished to the Receiving Party by or on behalf of a Disclosing Party or its Representatives; provided, however, that the source of such information was not known by the Receiving Party to be bound by an agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information, or (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives, provided, further, that such source is not bound by an agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party, the Company or any other party with respect to such information. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

                           e. Further Assurances. The parties agree (i) to
furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and of the documents referred to in this Agreement. Without limiting the foregoing, after the Closing Date, Seller and Seller's Parent, on the one hand, and Buyer and the Acquired Companies, on the other hand, will each cooperate with the other, at the other's request and expense, in furnishing such information, testimony and other assistance in connection with any Proceedings with other Persons or investigations involving the Acquired Companies and the Contemplated Transactions, and in connection with the preparation of any Tax returns.

                           f. Waiver. The rights and remedies of the parties to
this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                           g. Entire Agreement and Modification. This Agreement
supersedes all prior agreements, understandings, representations and warranties between the parties relating to its subject matter, including the statements in the Confidential Information Memorandum dated October 1998, and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                           h. Disclosure Schedules. In the event of any
inconsistency between the statements in the body of this Agreement and those in any Disclosure Schedule, the statements in such Disclosure Schedule will control.

                           i. Assignments, Successors, and No Third-Party
Rights. Neither party may directly or indirectly assign any of its rights under this Agreement, whether by agreement, operation of law or otherwise without the prior consent of the other parties, and any attempted assignment in violation of this Section 14.i. will be void; provided, however, (i) that after the Closing, Seller may assign its rights and delegate its obligations hereunder to Seller's Parent or another Affiliate of Seller's Parent at which time Seller will be deemed released from any obligations hereunder, and (ii) Buyer may assign its right to purchase all or portion of the

Shares to one or more of its Affiliates and may assign any or all of its rights hereunder to a lender providing financing for the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except as otherwise expressly provided in Section 12. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

                           j. Severability. If any provision of this Agreement
is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Notwithstanding the foregoing, this subparagraph will not apply if doing so would materially alter the recourse or benefits to any party.

                           k. Section Headings, Construction. The headings of
Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                           l. Governing Law; Venue. This Agreement will be
governed by the laws of the State of New York without regard to conflicts of laws principles. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, the License Agreement, the Technical Services Agreement and the Training Material Agreement (but excluding the Umbrella Amendment and the Intercompany Transactions identified in Part A of
Section 6.b.i. of Seller's Disclosure Schedule) may be brought against any of the parties only in the courts of the State of New York, sitting in the Borough of Manhattan, City of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world. The parties hereby waive their right to a trial by jury.

                           m. Counterparts. This Agreement may be executed in
one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                           n. Transition Cooperation. Buyer and Seller will
cooperate with each other, and will cause their Representatives to cooperate with each other, for a period of 180 days after the Closing to ensure the orderly transition of the Acquired Companies from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Buyer or the Acquired Companies that might result from the Contemplated Transactions. After the Closing, upon reasonable written notice, Buyer and Seller will furnish or cause to be furnished to each other and their Representatives access, during normal business hours, to such information and assistance relating to the Acquired Companies as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Returns, reports or forms or the defense of any Tax claim or assessment. Each party will reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 14.n. Neither party will be required by this
Section 14.n. to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, the business or operations of the Acquired Companies). The rights and obligations described in this Section 14.n. are in addition to those rights and obligations described in that certain Technical Services Agreement to be dated as of the Closing Date between the Buyer, Seller and Seller's Parent.

                           o. Antitrust Notification. Each of Seller and Buyer
will as promptly as practicable, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the Contemplated Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Seller will furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and will comply promptly with any such inquiry or request. Each of Seller and Buyer will use its Best Reasonable Efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Shares. Buyer will be solely responsible for any filing (but not for legal or other) fees payable by Buyer or Seller under the HSR Act.

                           p. Confidentiality Agreements. Effective as of the
Closing, and to the extent permitted in the agreements in question, Seller, Seller's Parent and any applicable Affiliates thereof shall be deemed to have transferred to the Acquired Companies all rights and privileges such parties have under all confidentiality and exclusivity agreements and like agreements, letters of intent and memoranda of understanding (whether written or oral) relating to the Business or any Acquired Company. Effective as of the Closing, and to the extent such transfer is not permitted by the agreements in question, Seller, Seller's Parent and any applicable Affiliates shall enforce these agreements on Buyer's and the Acquired Companies' behalf at Buyer's request and reasonable expense.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                            BUYER:

                                            MR SERVICES ACQUISITION CORPORATION,
                                            a Delaware corporation


                                            By: /s/ Marcel Fournier
                                                --------------------------------
                                            Name:   Marcel Fournier
                                            Title:


                                            SELLER:

                                            AMR SERVICES HOLDING CORPORATION,
                                            a Delaware corporation


                                            By: /s/ Charles MarLett
                                                --------------------------------
                                            Name:   Charles MarLett
                                            Title: Corporate Secretary


                                            SELLER'S PARENT:

                                            AMR CORPORATION,
                                            a Delaware corporation

                                            By: /s/ Charles MarLett
                                                --------------------------------
                                            Name:   Charles MarLett
                                            Title: Corporate Secretary